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As filed with the Securities and Exchange Commission on September 29, 2016

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM F-3
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

Santander UK plc
(Exact name of registrant as specified in its charter)

England
(State or other jurisdiction of incorporation or organization)

98-0661684
(I.R.S. employer identification number)

2 Triton Square, Regent's Place, London NW1 3AN, England
+44 (0) 870 607 6000
(Address and telephone number of Registrant's principal executive offices)

Abbey National Treasury Services plc (US branch)
400 Atlantic Street, 2nd Floor
Stamford, CT 06901
203 355-7923
(Name, address and telephone number of agent for service)

With copies to:
Pierre-Marie Boury, Esq. Cleary Gottlieb Steen & Hamilton LLP 55 Basinghall Street London EC2V 5EH England	Amaya Mazaira Santander UK plc 2 Triton Square, Regent's Place London NW1 3AN England

Approximate date of commencement of proposed sale to the public:
From time to time after this Registration Statement becomes effective.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

         If this Form is filed as a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

         If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☒

         If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount To Be Registered/Proposed Maximum Offering Price Per Security/ Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Debt securities of Santander UK plc	Indeterminate(1)	$0(1)

(1)
The Registrant is registering an indeterminate amount of the securities of each identified class for offer from time to time at indeterminate offering prices. In accordance with Rules 456(b) and 457(r), the Registrant is deferring payment of all of the registration fee.

BASE PROSPECTUS

Santander UK plc

DEBT SECURITIES

        From time to time, Santander UK plc (the "Issuer") may offer debt securities in one or more series on a senior basis.

        We will provide the specific terms of the debt securities that we are offering in supplements to this prospectus. These terms may include the specific designation, aggregate principal amount, ranking, authorized denominations, interest rates or their methods of calculation, interest payment dates and redemption provisions, among others. The prospectus supplement will also contain the names of the underwriters, dealers or agents involved in the sale of the debt securities, together with any applicable commissions or discounts. You should read this prospectus and any accompanying prospectus supplement carefully before you make a decision to invest. This base prospectus may not be used to sell any debt securities unless it is accompanied by a prospectus supplement.

        Investing in the debt securities involves certain risks. You should carefully consider the risk factors beginning on page 9 and included in our periodic reports filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934 before you invest in any of our securities.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined whether this prospectus is accurate or adequate. Any representation to the contrary is a criminal offense.

September 29, 2016

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the "Commission") utilizing the "shelf registration process." Under the shelf registration process, we may sell the debt securities described in this prospectus in one or more offerings.

        There are certain restrictions on the distribution of this prospectus as set out in "Plan of Distribution."

        In connection with any issue of securities through this prospectus, a stabilizing manager or any person acting for it may over-allot or effect transactions with a view to supporting the market price of such securities at a level higher than that which might otherwise prevail for a limited period after the issue date. However, there may be no obligation on the stabilizing manager or any agent of it to do this. Such stabilizing, if commenced, may be discontinued at any time, and must be brought to an end after a limited period.

        This prospectus provides you with a general description of the debt securities we may offer. Each time we sell securities, we will provide prospective investors with a prospectus supplement that will contain specific information about the terms of the debt securities. The prospectus supplement may also add to or update or change information contained in this prospectus. You should read both this prospectus and any accompanying prospectus supplement together with the additional information described under the heading "Where You Can Obtain More Information."

        Unless the context requires otherwise, references to "Santander UK," the "Santander UK group," "we", "our" or "us" in this prospectus refer to Santander UK plc and its consolidated subsidiaries.

        In this prospectus, we use a number of short-hand terms in order to simplify the discussion of our operations. In particular:

  •
  "euros" and "€" refer to the currency of the participating member states in the European Union;

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  "pounds," "sterling," "£", "pence" and "p" refer to the currency of the United Kingdom; and

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  "U.S. dollars," "dollars," "U.S.$," "$" and "¢" refer to the currency of the United States.

 LIMITATIONS ON ENFORCEMENT OF U.S. LAWS
AS AGAINST US, OUR MANAGEMENT AND OTHERS

        We are a public limited company incorporated in England and Wales. Most of our directors and executive officers (and certain experts named in this prospectus or in documents incorporated herein by reference) are residents of the United Kingdom or countries other than the United States, and a substantial portion of our assets and the assets of such persons are located outside the United States. As a result, you should note that it may be difficult or impossible to serve legal process on us, our directors, officers and managers, and to force them to appear in a U.S. court. Our legal counsel in England, Slaughter and May, has advised us that there is doubt as to the enforceability in those countries, in original actions or in actions to enforce judgments of U.S. courts, of civil liabilities based on U.S. securities laws.

        We have consented to service of process in the Borough of Manhattan, the City of New York, for claims based on the documents underlying the particular debt securities that we will issue, which include the related indenture, deposit and custody agreements, the terms of the debt securities themselves and the related global debt securities.

WHERE YOU CAN OBTAIN MORE INFORMATION

        We file reports and other information with the Commission. The Commission allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Certain later information that we file with the Commission will automatically update and supersede this information and any information so updated and superseded shall not be deemed, except as so updated or superseded, to constitute part of the registration statement or this prospectus. We incorporate by reference the following documents:

  •
  our annual report on Form 20-F for the year ended December 31, 2015, filed with the Commission on March 4, 2016 (SEC File No. 001-14928) (the "2015 Annual Report on Form 20-F"),

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  our report on Form 6-K furnished on August 18, 2016 (SEC File No. 001-14928),

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  any future filings on Form 20-F made with the Commission under the Securities Exchange Act of 1934, as amended, (the "Exchange Act") after the date of this prospectus and prior to the termination of the offering of the debt securities offered by this prospectus, and

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  any future reports on Form 6-K that we furnish to the Commission after the date of this prospectus and prior to the termination of the offering of securities offered by this prospectus that are identified in such reports as being incorporated by reference in this prospectus but only to the extent identified in such reports.

        You may read and copy any materials we file at the Commission's Public Reference Room at 100 F Street, N.E., Washington D.C. 20549. Please call the Commission at (800) SEC-0330 for further information on the operation of the Public Reference Room. Our filings with the Commission are also available at http://sec.gov. In addition, you may request a copy of these documents at no cost to you, by writing to or telephoning us at the following address: Secretariat, Santander UK plc, 2 Triton Square, Regent's Place, London NW1 3AN, England, telephone: +44 870 607 6000. Website: http://www.santander.co.uk/uk/about-santander-uk/investor-relations. The information on, or that can be accessed through, our website is not part of this prospectus or any prospectus supplement.

 FORWARD-LOOKING STATEMENTS MAY NOT BE ACCURATE

        We may from time to time make written or oral forward-looking statements. Written forward-looking statements may appear in documents filed with the Commission, including this prospectus or any accompanying prospectus supplement, documents incorporated herein by reference, other periodic reports to the SEC on forms 20-F and 6-K, offering circulars or other prospectuses, reports to shareholders, press releases and in other written materials and in oral statements made by its officers, directors or employees to third parties. Examples of such forward-looking statements include, but are not limited to:

  •
  projections or expectations of revenues, costs, profit (or loss), earnings (or loss) per share, dividends, capital structure or other financial items or ratios;

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  statements of plans, objectives or goals or those of our management, including those related to products or services;

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  statements of future economic performance; and

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  statements of assumptions underlying such statements.

        Words such as 'believes,' 'anticipates,' 'expects,' 'intends,' 'aims,' 'plans,' 'targets' and similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements.

        By their very nature, forward-looking statements are not statements of historical or current facts; they cannot be objectively verified, are speculative and involve inherent risks and uncertainties, both general and specific, and risks exist that the predictions, forecasts, projections and other forward-looking statements will not be achieved. We caution readers that a number of important factors could cause actual results to differ materially from the plans, objectives, expectations, estimates and intentions expressed in such forward-looking statements made by us or on our behalf. Some of these factors, which could affect our business, financial condition and/or results of operations, are considered in detail in the sections entitled "Risk Review" and "Risk Factors" contained in our annual reports on Form 20-F. They include:

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  our ability to recruit, retain and develop appropriate senior management and skilled personnel;

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  the disruptions and volatility in the global financial markets;

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  the effects of UK economic conditions;

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  the Santander UK group's exposure to UK political developments, including the outcome of the UK referendum on membership in the EU;

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  the extent to which regulatory capital and leverage requirements and any changes to these requirements may limit the Santander UK group's operations;

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  the extent to which liquidity requirements and any changes to these requirements may limit the Santander UK group's operations;

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  the Santander UK group's exposure to UK Government debt;

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  the effects of the ongoing economic and sovereign debt tensions in the Eurozone;

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  the Santander UK group's exposure to risks faced by other financial institutions;

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  the Santander UK group's ability to access liquidity and funding on acceptable financial terms;

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  the effects of an adverse movement in external credit ratings assigned to Santander UK or any of its debt securities;

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  the effects of fluctuations in interest rates and other market conditions;

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  the extent to which the Santander UK group may be required to record negative fair value adjustments for its financial assets due to changes in market conditions;

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  the risk of failing to successfully implement and continue to improve the Santander UK group's credit risk management systems;

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  the risks associated with the Santander UK group's derivative transactions;

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  the extent to which the Santander UK group may be exposed to operational risks, including risks relating to data and information collection, processing, storage and security;

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  the risk of failing to effectively improve or upgrade the Santander UK group's information technology infrastructure and management information systems in a timely manner;

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  the Santander UK group's exposure to unidentified or unanticipated risks despite its risk management policies, procedures and methods;

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  the effects of competition with other financial institutions;

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  the various risks facing the Santander UK group as it expands its range of products and services (e.g. risk of new products and services not being responsive to customer demands or successful, risk of changing customer needs or inability to continue offering products and services from third parties);

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  the Santander UK group's ability to control the level of non-performing or poor credit quality loans and whether the Santander UK group's loan loss reserves are sufficient to cover loan losses;

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  the extent to which the Santander UK group's loan portfolio is subject to prepayment risk;

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  the risk that the value of the collateral, including real estate, securing the Santander UK group's loans may not be sufficient and the Santander UK group may be unable to realize the full value of the collateral securing its loan portfolio;

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  the ability of the Santander UK group to realize the anticipated benefits of its growth plans, including business combinations, and the exposure, if any, of the Santander UK group to any unknown liabilities or goodwill impairments relating to acquired businesses;

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  the effects of the financial services laws, regulations, governmental oversight, administrative actions and policies and any changes thereto in each location or market in which Santander UK operates;

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  the Santander UK group's exposure to any potential uncertainty and changes to the UK regulatory regime as a result of the reform and reorganization of the UK financial regulatory authorities and the UK regulatory framework;

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  the effects of any new reforms to the UK mortgage lending and the personal loans market;

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  the Santander UK group's exposure to any risk of loss from legal and regulatory proceedings;

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  the power of the UK Prudential Regulation Authority, the Financial Conduct Authority or an overseas regulator to potentially intervene in response to e.g. attempts by customers to seek redress from financial service institutions, including the Santander UK group, in case of industry-wide issues;

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  the effects which the Banking Act 2009 may have on the Santander UK group's business;

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  the effects which the bail-in and write down powers under the Banking Act 2009 and the EU Bank Recovery and Resolution Directive may have on the Santander UK group's business and the value of its securities issued;

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  the extent to which members of the Santander UK group may be responsible for contributing to compensation schemes in the UK in respect of banks and other authorized financial services firms that are unable to meet their obligations to customers;

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  the risk of third parties using the Santander UK group as a conduit for illegal or improper activities without the Santander UK group's knowledge;

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  the effects of taxation requirements and other assessments and any changes thereto in each location in which Santander UK operates;

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  the effects of any changes in the pension liabilities and obligations of the Santander UK group;

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  the effects of any changes to the reputation of the Santander UK group or any affiliate operating under the Santander UK brands;

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  the basis of the preparation of the Santander UK group's financial statements and information available about the Santander UK group, including the extent to which assumptions and estimates made during such preparation are accurate;

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  the extent to which disclosure controls and procedures over financial reporting may not prevent or detect all errors or acts of fraud;

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  the extent to which changes in accounting standards could impact the Santander UK group's reported earnings;

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  the extent to which the Santander UK relies on third parties for important infrastructure support, products and services;

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  the possibility of risk arising in the future in relation to transactions between us and our subsidiaries or affiliates;

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  the extent to which different disclosure and accounting principles between the UK and the US may provide you with different or less information about us than you expected;

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  the risk associated with enforcement of judgments in the US; and

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  the Santander UK group's success at managing the risks to which it is exposed, including the items above.

        Undue reliance should not be placed on forward-looking statements when making decisions with respect to us and/or our securities. Investors and others should take into account the inherent risks and uncertainties of forward-looking statements and should carefully consider the foregoing non-exhaustive list of important factors. Forward-looking statements speak only as of the date on which they are made and are based on the knowledge, information available and views taken on the date on which they are made; such knowledge, information and views may change at any time. We do not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

DESCRIPTION OF THE ISSUER

Santander UK plc and the Santander UK group

  Background

        Santander UK plc is a subsidiary of Banco Santander, S.A. ("Banco Santander"), a retail and commercial bank based in Spain.

        Santander UK plc was originally formed as a building society in 1944 under the name Abbey National Building Society and is now a public limited company incorporated and registered in England and Wales under the Companies Act 1985. It was incorporated on September 12, 1988 with registered number 2294747.

        On November 12, 2004, Banco Santander completed the acquisition of the entire issued ordinary share capital of Santander UK plc, implemented by means of a scheme of arrangement under Section 425 of the Companies Act 1985 making Santander UK plc a subsidiary of Banco Santander. On January 10, 2014, Santander UK plc became the principal operating subsidiary of Santander UK Group Holdings plc (a public limited company incorporated and registered in England and Wales under the Companies Act 1985) through an exchange of shares of Santander UK Group Holdings plc with the shareholders of Santander UK plc. Santander UK Group Holdings plc is a subsidiary of Banco Santander and Santusa Holding, S.L.

        The principal executive office and registered office of the Issuer is at 2 Triton Square, Regent's Place, London, NW1 3AN. The telephone number of the Issuer is +44 (0) 870 607 6000.

        Santander UK operates primarily in the UK, is regulated by the UK Prudential Regulation Authority ("PRA") and the Financial Conduct Authority ("FCA") and is part of the Banco Santander, S.A. group.

  Business and Support Divisions

        The Santander UK group, headed by Nathan Bostock, Chief Executive Officer of Santander UK, operates four business divisions as follows:

  Retail Banking

        Retail Banking offers a wide range of products and financial services to individuals and small businesses (with fewer than two directors, owners or partners), through a network of branches and ATMs, as well as through telephony, digital, mobile and intermediary channels. Retail Banking also includes Santander Consumer Finance, predominantly a vehicle finance business.

        Santander UK's main retail banking products are residential mortgage loans, savings and current accounts, credit cards (excluding the co-branded card business) and personal loans as well as insurance policies.

  Commercial Banking

        Commercial Banking offers a wide range of products and financial services to customers through a network of regional Corporate Business Centres and through telephony and digital channels. The management of our customers is organized according to the annual turnover (£250,000 to £50 million for small and medium enterprises ("SMEs") and £50 million to £500 million for mid corporates), enabling us to offer a differentiated service to SMEs and mid corporate customers. Commercial Banking products and services include loans, bank accounts, deposits, treasury services, invoice discounting, cash transmission, trade finance and asset finance. Commercial Banking also includes specialist commercial real estate and Social Housing lending businesses.

  Global Corporate Banking

        Global Corporate Banking (formerly known as Corporate & Institutional Banking) services corporate clients and financial institutions that, because of their size, complexity or sophistication, require specially-tailored services or value-added wholesale products. It offers risk management and other value-added financial services to large corporates with a turnover above £500 million per annum, and financial institutions, as well as to the rest of Santander UK's businesses. The main businesses areas include: working capital management (trade and export finance and cash management), financing (Debt Capital Markets, and corporate and specialized lending) and risk management (foreign exchange, rates and liability management).

  Corporate Centre

        Corporate Centre predominantly consists of the non-core corporate and treasury legacy portfolios. Corporate Centre is responsible for managing capital and funding, balance sheet composition and structure and strategic liquidity risk. The non-core corporate and treasury legacy portfolios include aviation, shipping, infrastructure, commercial mortgages, Social Housing loans and structured credit assets, all of which are being run-down and/or managed for value.

RISK FACTORS

        You should consider carefully all of the information included, or incorporated by reference, in this document and any risk factors included in the applicable prospectus supplement before you decide to buy securities.

Risks Relating to the Debt Securities

Under the terms of the debt securities, investors will agree to be bound by and consent to the exercise of any UK bail-in power by the relevant UK resolution authority.

        Notwithstanding any other term of the debt securities, the indenture or any other agreements, arrangements, or understandings between the Issuer and any holder of securities, by its acquisition of the debt securities, each holder of securities (including each holder of a beneficial interest in the debt securities) acknowledges, accepts, agrees to be bound by and consents to: (a) the effect of the exercise of the UK bail-in power (as defined in "Description of the Debt Securities—Agreement with Respect to the Exercise of UK Bail-in Power") by the relevant UK resolution authority (as defined in "Description of the Debt Securities—Agreement with Respect to the Exercise of UK Bail-in Power") whether or not imposed with prior notice, that may include and result in any of the following, or some combination thereof: (i) the reduction of all, or a portion, of the Amounts Due (as defined in "Description of the Debt Securities—Agreement with Respect to the Exercise of UK Bail-in Power"); (ii) the conversion of all, or a portion, of the Amounts Due on the debt securities into shares, other securities or other obligations of the Issuer or another person (and the issue to or conferral on the holders of securities of such shares, securities or obligations), including by means of an amendment, modification or variation of the terms of the debt securities; (iii) the cancellation of the debt securities; (iv) the amendment or alteration of the maturity of the debt securities or amendment of the amount of interest payable on the debt securities, or the date on which the interest becomes payable, including by suspending payment for a temporary period; and (b) the variation of the terms of the debt securities, if necessary, to give effect to the exercise of the UK bail-in power by the relevant UK resolution authority.

The relevant UK resolution authority could exercise the UK bail-in power which could impose losses on an investment in the debt securities.

        On October 1, 2013, the UK Government published amendments to the Financial Services (Banking Reform) Bill. The amendments introduced, among other things, a national "bail-in" power, which forms part of the existing special resolution regime under the UK Banking Act 2009, as the same may be amended from time to time, including by the Financial Services (Banking Reform) Act 2013 ("Banking Act").

        Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms as amended from time to time ("BRRD") entered into force on July 2, 2014. The BRRD contains similar resolution tools and powers to the Banking Act, including a bail-in power which gives resolution authorities the power to write down the claims of unsecured creditors of a failing institution and to convert unsecured debt claims to equity (subject to certain parameters). The UK Government decided to implement the BRRD bail-in power from January 1, 2015 (with the exception of provisions requiring contractual recognition of UK bail-in powers in foreign law governed liabilities which were implemented through UK Financial Conduct Authority and UK Prudential Regulation Authority rules between February 2015 and January 1, 2016) and has introduced secondary legislation which came into force on January 1, 2015 to amend the UK bail-in power to implement BRRD. The provisions requiring contractual recognition of UK bail-in powers in certain foreign law governed debt instruments (including the debt securities) is in effect for instruments issued after February 19, 2015.

        The UK bail-in power has been introduced as an additional power available to the UK resolution authority, to enable it to recapitalize a failed institution by allocating losses to unsecured creditors subject to the rights of such creditors to be compensated under a bail-in compensation order, which is based on the principle that such creditors should receive no less favorable treatment than they would have received, had the bank entered into insolvency immediately before the coming into effect of the UK bail-in power. The UK bail-in power includes the power to cancel or write-down (in whole or in part) certain liabilities (including the debt securities) or modify the terms of certain contracts (including the debt securities) for the purposes of reducing or deferring the liabilities of a UK bank under resolution and the power to convert certain liabilities (including the debt securities) from one form to another. The conditions for use of the UK bail-in power are generally that (i) the regulator determines the relevant UK bank is failing or likely to fail, (ii) it is not reasonably likely that any other action can be taken to avoid such a UK bank's failure, and (iii) the relevant UK resolution authority determines that it is in the public interest to exercise the bail-in power.

        According to the Banking Act, as well as similar principles in the BRRD, the relevant UK resolution authority should have regard to the insolvency treatment principles when exercising the UK bail-in power in respect of the debt securities. The insolvency treatment principles are that (i) the exercise of the UK bail-in power should be consistent with treating all liabilities of the bank in accordance with the priority that they would enjoy upon liquidation and (ii) any creditors who would have equal priority upon liquidation should bear losses on an equal footing with each other. The UK Treasury may, by order, specify further matters or principles to which the relevant UK resolution authority must have regard when exercising the UK bail-in power. These principles may be specified in addition to, or instead of, the insolvency treatment principles. If the relevant UK resolution authority departs from the insolvency treatment principles when exercising the UK bail-in power, it must report to the Chancellor of the Exchequer stating the reasons for its departure.

        The debt securities are subject to the provisions of the UK bail-in power and consequently may be subject to a partial or full write-down, modification or conversion to equity. Holders of the debt securities (including each holder of a beneficial interest in the debt securities) may lose all of their investment in the debt securities, including the principal amount plus any accrued interest, if the UK bail-in power is acted upon and any remaining outstanding securities or securities into which the debt securities are converted may be of little value at the time of conversion and thereafter.

        Moreover, to the extent the UK bail-in power is exercised pursuant to the Banking Act, we do not expect any securities issued upon conversion of the debt securities to meet the listing requirements of any securities exchange. Any securities received by holders of the debt securities upon conversion of the debt securities (whether debt or equity) likely will not be listed for at least an extended period of time, if at all, or may be on the verge of being delisted by the relevant exchange. Additionally, there may be limited, if any, disclosure with respect to the business, operations or financial statements of the issuer of any securities issued upon conversion of the debt securities, or the disclosure with respect to any existing issuer may not be current to reflect changes in the business, operations or financial statements as a result of the exercise of the UK bail-in power. As a result, there may not be an active market for any securities held after the exercise of the UK bail-in power.

The circumstances under which the relevant UK resolution authority would exercise its UK bail-in power are uncertain, which may affect the value of the debt securities.

        There is considerable uncertainty regarding the specific factors beyond the goals of addressing banking crises pre-emptively and minimizing taxpayers' exposure to losses (for example, by utilizing resolution tools and writing down relevant capital instruments before the injection of public funds into a financial institution) which the relevant UK resolution authority would consider in deciding whether to exercise the UK bail-in power with respect to the relevant financial institution and/or securities, such as the debt securities, issued by that institution.

        While pre-conditions have been proposed for the exercise of the UK bail-in power under the Banking Act, there is no certainty as to how the relevant UK resolution authority will exercise in practice any bail-in power with respect to a financial institution and/or securities, such as the debt securities, issued by that institution. The UK Treasury may by order specify matters or principles to which the relevant UK resolution authority must have regard in exercising its bail-in powers including insolvency treatment principles or alternative principles. Notwithstanding any such secondary legislation, the relevant UK resolution authority is likely to have considerable discretion as to how it exercises the UK bail-in power. As there may be many factors, including factors outside of our control or not directly related to us, which could result in such a determination, holders of the debt securities may not be able to refer to publicly available criteria in order to anticipate a potential exercise of any such UK bail-in power.

        Accordingly, the threat of bail-in may affect trading behavior, including prices and volatility, and, as a result, the debt securities are not necessarily expected to follow the trading behavior associated with other types of securities.

Holders' rights may be limited in respect of the exercise of the UK bail-in power by the relevant UK resolution authority.

        Under the Banking Act, holders of securities will have a right to be compensated under a bail-in compensation order which is based on the principle that such investors should receive no less favorable treatment than they would have received had the bank entered into insolvency immediately before the coming into effect of the UK bail-in power. A similar principle is set out in the BRRD. There is some uncertainty as to what other protections will be available to holders of securities (including the debt securities) subject to the UK bail-in power and to the broader resolution powers of the relevant UK resolution authority. Accordingly, the holders of the debt securities (including each holder of a beneficial interest in the debt securities) have limited rights to challenge any decision of the relevant UK resolution authority to exercise the UK bail-in power.

Other powers contained in the Banking Act and the BRRD, either in their current form or as may be amended, may affect the value of an investment in the debt securities.

        The special resolution regime in the Banking Act provides relevant UK resolution authorities with a variety of other powers, in addition to the UK bail-in power, for dealing with UK banks. See "Shareholder information—Risk factors—The Banking Act may adversely affect our business" on page 315 of our 2015 Annual Report on Form 20-F. The exercise of these powers may impact how we are managed as well as, in certain circumstances, the rights of creditors.

The debt securities will be unsecured and will be effectively subordinated to our secured indebtedness.

        The debt securities we issue will be unsecured and will be effectively subordinated to all secured indebtedness we may incur, to the extent of the assets securing such indebtedness. The indenture for the debt securities does not restrict our ability to incur secured indebtedness in the future. In the event of our insolvency, bankruptcy, liquidation, reorganization, dissolution or winding up, we may not have sufficient assets to pay amounts due on any or all of the debt securities then outstanding.

The debt securities lack a developed public market.

        There can be no assurance regarding the future development of a market for any securities we may issue or the ability of holders of the debt securities to sell their securities or the price at which such holders may be able to sell their securities. If such a market were to develop, the debt securities could trade at prices that may be higher or lower than the initial offering price depending on many factors, including, among other things, prevailing interest rates, our operating results and the market for similar securities. Underwriters, broker-dealers and agents that participate in the distribution of the debt securities may make a market in the debt securities as permitted by applicable laws and regulations but will have no obligation to do so, and any such market-making activities with respect to the debt securities may be discontinued at any time without notice. Therefore, there can be no assurance as to the liquidity of any trading market for any securities we may issue or that an active public market for the debt securities will develop. See "Plan of Distribution." We may apply for listing of any securities we may issue on a recognized securities exchange; however, there can be no assurance that the debt securities will be so listed by the time the debt securities are delivered to purchasers or that the listing will be granted.

Our credit ratings may not reflect all risks of an investment in the debt securities.

        Our credit ratings may not reflect the potential impact of all risks relating to the market values of the debt securities. However, real or anticipated changes in our credit ratings will generally affect the market values of the debt securities. A credit rating is not a recommendation to buy, sell or hold securities and may be revised or withdrawn by the rating agency at any time.

USE OF PROCEEDS

        Unless otherwise disclosed in the accompanying prospectus supplement, the net proceeds from the sale of the debt securities will be used for general corporate purposes.

 DESCRIPTION OF THE DEBT SECURITIES

        The following description sets forth certain general terms and provisions of the debt securities to which any prospectus supplement may relate. The particular terms of each series of debt securities offered by any prospectus supplement and the extent, if any, to which the general provisions described below may apply to the debt securities so offered will be described in the prospectus supplement relating to those debt securities. As used in this description, the holder of a debt security is, with respect to a debt security in registered form, the registered owner of that debt security.

        When we refer to "debt securities" in this prospectus, we mean the senior debt securities of the Issuer. The debt securities will be issued under a senior indenture (the "indenture") dated as of September 29, 2016, between the Issuer and Law Debenture Trust Company of New York, as trustee (the "trustee"). The indenture is filed as an exhibit to the registration statement of which this prospectus is a part. The terms of the indenture include those provisions made part of the indenture by reference to the Trust Indenture Act of 1939 ("TIA").

        The following summaries of the material provisions of the debt securities and the indenture do not purport to be complete and are qualified in their entirety by reference to all the provisions of the indenture, including the definitions of certain terms which are provided in the indenture. Wherever particular defined terms of the indenture are referred to and those terms are not defined in this prospectus, such defined terms shall have the meanings assigned in the indenture and are incorporated by reference into this prospectus.

        For the avoidance of doubt, each reference to "holder," "holders" and "you" will also be deemed to include the beneficial owners of the debt securities.

General

        The debt securities are not deposits and are not insured or guaranteed by the U.S. Federal Deposit Insurance Corporation or any other government agency of the United States, the United Kingdom or any other country.

        The indenture does not limit the amount of debt securities that we may issue. We may issue debt securities in one or more series. The relevant prospectus supplement for any particular series of debt securities will describe the terms of the offered debt securities, including some or all of the following terms:

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  their specific designation, authorized denomination and aggregate principal amount;

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  the price or prices at which they will be issued;

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  whether such debt securities will be dated debt securities with a specified maturity date or undated debt securities with no specified maturity date;

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  the annual interest rate or rates, or how to calculate the interest rate or rates;

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  the date or dates from which interest, if any, will accrue or the method, if any, by which such date or dates will be determined;

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  the times and places at which any interest payments are payable;

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  the terms of any mandatory or optional redemption, including the amount of any premium;

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  any modifications or additions to the events of defaults with respect to the debt securities offered;

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  the currency or currencies in which they are denominated and in which we will make any payments;

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  any index used to determine the amount of any payments on the debt securities;

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  any restrictions that apply to the offer, sale and delivery of the debt securities and the exchange of debt securities of one form for debt securities of another form;

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  whether and under what circumstances, if other than those described in this prospectus, we will pay additional amounts on the debt securities following certain developments with respect to withholding tax or information reporting laws and whether, and on what terms, if other than those described in this prospectus, we may redeem the debt securities following those developments; and

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  any listing on a securities exchange.

        In addition, the prospectus supplement will describe certain U.S. federal and UK tax considerations that may apply to any particular series of debt securities.

        Debt securities may bear interest at a fixed rate or a floating rate. Holders of debt securities shall have no voting rights except those described under the heading "—Modification and Waiver" below.

        We may, without the consent of the holders of the debt securities of any series, issue additional debt securities, having the same ranking and same interest rate, maturity and other terms as the debt securities previously issued. Any additional debt securities having such similar terms, together with the debt securities previously issued, will constitute a single series of debt securities under the indenture.

Form of Debt Securities; Book-Entry System

  General

        Unless the relevant prospectus supplement states otherwise, the debt securities shall initially be represented by one or more global securities in registered form, without coupons attached, and will be deposited with or on behalf of one or more depositary, including, without limitation, The Depository Trust Company ("DTC"), Euroclear Bank S.A./N.V. ("Euroclear Bank"), as operator of the Euroclear System ("Euroclear") and/or Clearstream Banking, société anonyme ("Clearstream Luxembourg"), and will be registered in the name of such depositary or its nominee. Unless and until the debt securities are exchanged in whole or in part for other securities that we issue or the global securities are exchanged for definitive securities, the global securities may not be transferred except as a whole by the depositary to a nominee or a successor of the depositary.

        The debt securities may be accepted for clearance by DTC, Euroclear and Clearstream Luxembourg. Unless the relevant prospectus supplement states otherwise, the initial distribution of the debt securities will be cleared through DTC only. In such event, beneficial interests in the global debt securities will be shown on, and transfers thereof will be effected only through, the book-entry records maintained by DTC and its direct and indirect participants, including, as applicable, Euroclear and Clearstream Luxembourg.

        The laws of some states may require that certain investors in securities take physical delivery of their securities in definitive form. Those laws may impair the ability of investors to own interests in book-entry securities.

        So long as the depositary, or its nominee, is the holder of a global debt security, the depositary or its nominee will be considered the sole holder of such global debt security for all purposes under the indenture. Except as described below under the heading "—Issuance of Definitive Securities," no participant, indirect participant or other person will be entitled to have debt securities registered in its name, receive or be entitled to receive physical delivery of debt securities in definitive form or be considered the owner or holder of the debt securities under the indenture. Each person having an ownership or other interest in debt securities must rely on the procedures of the depositary, and, if a person is not a participant in the depositary, must rely on the procedures of the participant or other securities intermediary through which that person owns its interest to exercise any rights and obligations of a holder under the indenture or the debt securities.

  Payments on the Global Debt Security

        Payments of any amounts in respect of any global securities will be made by the trustee to the depositary. Payments will be made to beneficial owners of debt securities in accordance with the rules and procedures of the depositary or its direct and indirect participants, as applicable. Neither we, nor the trustee nor any of our agents will have any responsibility or liability for any aspect of the records of any securities intermediary in the chain of intermediaries between the depositary and any beneficial owner of an interest in a global security, or the failure of the depositary or any intermediary to pass through to any beneficial owner any payments that we make to the depositary.

  The Clearing Systems

        DTC, Euroclear and Clearstream Luxembourg have advised us as follows:

        DTC.    DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities deposited with it by its participants and facilitates the settlement of transactions among its participants in such securities through electronic computerized book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly.

        Euroclear.    Euroclear holds securities for its participants and clears and settles transactions between its participants through simultaneous electronic book-entry delivery against payment, thus eliminating the need for physical movement of certificates. Euroclear provides various other services, including safekeeping, administration, clearance and settlement and securities lending and borrowing, and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank, under contract with Euroclear plc, a U.K. corporation. Euroclear Bank conducts all operations, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with Euroclear Bank, not Euroclear plc. Euroclear plc establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include any underwriters for the debt securities or contingent convertible securities, as applicable. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly. Euroclear is an indirect participant in DTC. Securities clearance accounts and cash accounts with Euroclear are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System (collectively, the "Euroclear Terms and Conditions") and applicable law. The Euroclear Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear.

        Clearstream Luxembourg.    Clearstream Luxembourg is incorporated under the laws of The Grand Duchy of Luxembourg as a société anonyme and is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur

Financier). Clearstream Luxembourg is owned by Deutsche Börse AG, a publicly traded company. Clearstream Luxembourg holds securities for its participants and facilitates the clearance and settlement of securities transactions among its participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. Clearstream Luxembourg provides other services to its participants, including safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream Luxembourg interfaces with domestic markets in several countries. Clearstream Luxembourg's customers include worldwide securities brokers and dealers, banks, trust companies and clearing corporations and may include professional financial intermediaries. Its U.S. customers are limited to securities brokers, dealers and banks. Indirect access to the Clearstream Luxembourg system is also available to others that clear through Clearstream Luxembourg customers or that have custodial relationships with its customers, such as banks, brokers, dealers and trust companies. Clearstream Luxembourg is an indirect participant in DTC. Clearstream Luxembourg has established an electronic bridge with Euroclear to facilitate settlement of trades between Clearstream Luxembourg and Euroclear. Distributions with respect to the debt securities held beneficially through Clearstream Luxembourg are credited to cash accounts of Clearstream Luxembourg customers in accordance with its rules and procedures, to the extent received by Clearstream Luxembourg.

  Issuance of Definitive Securities

        So long as the depositary holds the global securities of a particular series of debt securities, such global securities will not be exchangeable for definitive securities of that series unless:

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  (i) the depositary notifies us in writing that it is unwilling to or unable to continue as a depositary for the debt securities of such series or the debt securities, as the case may be; (ii) DTC notifies us that it is unwilling or unable to continue to hold interests in the debt securities of such series, or (iii) if at any time DTC ceases to be eligible as a "clearing agency" registered under the Exchange Act or we become aware of such ineligibility and, in either case, a successor is not appointed by us within 90 days;

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  an Event of Default has occurred and is continuing and the registrar has received a request from the depositary; or

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  the applicable prospectus supplement provides otherwise with respect to a particular series.

        Each person having an ownership or other interest in a debt security must rely exclusively on the rules or procedures of the depositary as the case may be, and any agreement with any direct or indirect participant of the depositary, including Euroclear or Clearstream Luxembourg and their participants, as applicable, or any other securities intermediary through which that person holds its interest, to receive or direct the delivery of possession of any definitive security. The indenture permits us to determine at any time and in our sole discretion that debt securities shall no longer be represented by global securities. DTC has advised us that, under its current practices, it would notify its participants of our request, but will only withdraw beneficial interests from the global securities at the request of each DTC participant. We would issue definitive certificates in exchange for any such beneficial interests withdrawn.

        Unless otherwise specified in the prospectus supplement, definitive debt securities will be issued in registered form only. To the extent permitted by law, we, the trustee and any paying agent shall be entitled to treat the person in whose name any definitive security is registered as its absolute owner.

        Payments in respect of each series of definitive securities will be made to the person in whose name the definitive securities are registered as it appears in the register for that series of debt securities. Payments will be made in respect of the debt securities by check drawn on a bank in New

York or, if the holder requests, by transfer to the holder's account in New York. Definitive securities should be presented to the paying agent for redemption.

        If we issue definitive debt securities of a particular series in exchange for a particular global debt security, the depositary, as holder of that global debt security, will surrender it against receipt of the definitive debt securities, cancel the book-entry debt securities of that series, and distribute the definitive debt securities of that series to the persons and in the amounts that the depositary specifies pursuant to the internal procedures of such depositary.

        If definitive securities are issued in the limited circumstances described above, those securities may be transferred in whole or in part in denominations of any whole number of securities upon surrender of the definitive securities certificates together with the form of transfer, duly completed and executed, at the specified office of a paying agent. If only part of a securities certificate is transferred, a new securities certificate representing the balance not transferred will be issued to the transferor within three business days after the paying agent receives the certificate. The new certificate representing the balance will be delivered to the transferor by uninsured post at the risk of the transferor, to the address of the transferor appearing in the records of the paying agent. The new certificate representing the debt securities that were transferred will be sent to the transferee within three business days after the paying agent receives the certificate transferred, by uninsured post at the risk of the holder entitled to the debt securities represented by the certificate, to the address specified in the form of transfer.

  Settlement

        Initial settlement for each series of debt securities and settlement of any secondary market trades in the debt securities will be made in same-day funds. Book-entry debt securities held through DTC will settle in DTC's Same-Day Funds Settlement System.

Payments

        We will make any payments of interest and principal on any particular series of debt securities on the dates and, in the case of payments of interest, at the rate or rates, that we set out in, or that are determined by the method of calculation described in, the relevant prospectus supplement.

Status

  Status of the Debt Securities

        The debt securities will constitute our direct, unconditional, unsubordinated and unsecured obligations ranking pari passu, without preference among themselves, with all our other outstanding unsecured and unsubordinated obligations, present and future, except such obligations as are preferred by operation of law.

  Currency

        To the extent that holders of the debt securities are entitled to any recovery with respect to the debt securities in any bankruptcy, winding up or liquidation, it is unclear whether such holders would be entitled in such proceedings to a recovery in dollars and may be entitled only to a recovery in pounds sterling, and, as a general matter, the right to claim for any amounts payable on debt securities may be limited by applicable insolvency law.

Payments Subject to Fiscal Laws

        All payments are subject in all cases to any applicable fiscal or other laws, regulations and directives in any jurisdiction, but without prejudice to the "—Additional Amounts" or            "—Covenants" provisions below. For the purposes of this prospectus and any prospectus supplement, the phrase "fiscal or other laws, regulations and directives" shall include any obligation of us to withhold or deduct from a payment pursuant to an agreement described in Section 1471(b) of the Internal Revenue Code of 1986, as amended (the "Code") or otherwise imposed pursuant to Sections 1471 through 1474 of the Code, any regulations thereunder or official interpretations thereof or any law implementing an intergovernmental approach thereto (collectively, "FATCA").

Additional Amounts

        Unless the relevant prospectus supplement provides otherwise, amounts to be paid on any series of debt securities will be made without deduction or withholding for, or on account of, any and all present and future income, stamp and other taxes, levies, imposts, duties, charges, fees, deductions or withholdings now or hereafter imposed, levied, collected, withheld or assessed by or on behalf of the country in which we are organized or any political subdivision or authority thereof or therein having the power to tax (the "taxing jurisdiction"), unless such deduction or withholding is required by fiscal or other laws, regulations and directives. If at any time a taxing jurisdiction requires us to make such deduction or withholding, we will pay additional amounts with respect to the principal of, interest and any other payments on, the debt securities ("Additional Amounts") that are necessary in order that the net amounts paid to the holders of those debt securities, after the deduction or withholding, shall equal the amounts which would have been payable on that series of debt securities if the deduction or withholding had not been required. However, this will not apply to any such amount that would not have been payable or due but for the fact that:

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  the holder or the beneficial owner of the debt securities is a domiciliary, national or resident of, or engaging in business or maintaining a permanent establishment or physically present in, a taxing jurisdiction or otherwise having some connection with the taxing jurisdiction other than the holding or ownership of a debt security, or the collection of any payment of, or in respect of, principal of, or any interest or other payment on, any debt security of the relevant series;

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  except in the case of a winding up in the UK, the relevant debt security is presented (where presentation is required) for payment in the UK;

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  the relevant debt security is presented (where presentation is required) for payment more than 30 days after the date payment became due or was provided for, whichever is later, except to the extent that the holder would have been entitled to the Additional Amounts on presenting the debt security for payment at the close of that 30 day period;

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  the holder or the beneficial owner of the relevant debt security or the beneficial owner of any payment of or in respect of principal of, or any interest or other payment on, the debt security failed to comply with a request by us or our liquidator or other authorized person addressed to the holder (x) to provide information concerning the nationality, residence or identity of the holder or the beneficial owner or (y) to make any declaration or other similar claim to satisfy any information requirement, which, in the case of (x) or (y) is required or imposed by a statute, treaty, regulation or administrative practice of a taxing jurisdiction as a precondition to exemption from all or part of the tax, assessment or other governmental charge; or

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  any combination of the above items;

nor shall Additional Amounts be paid with respect to the principal of, premium, if any, and any interest on, the debt securities to any holder who is a fiduciary or partnership or settlor with respect to such fiduciary or a member of such partnership other than the sole beneficial owner of such payment to the extent such payment would be required by the laws of any taxing jurisdiction to be included in the income for tax purposes of a beneficiary or partner or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to such Additional Amounts, had it been the holder. For the avoidance of doubt, all payments in respect of the debt securities will be made subject to any withholding or deduction required pursuant to any fiscal or other laws, regulations and directives, including FATCA, and we shall not be required to pay Additional Amounts with respect to the principal of, interest and any other payments on, the debt securities on account of any such deduction or withholding required pursuant to FATCA.

        Whenever we refer in this prospectus and any prospectus supplement, in any context, to the payment of the principal of (and premium, if any) or interest or other payment on, or in respect of, any debt security of any series we mean to include the payment of Additional Amounts to the extent that, in the context, Additional Amounts are, were or would be payable.

Covenants

        The United Kingdom (or any political subdivision thereof or therein having the power to tax) may require us to withhold or deduct amounts from payments of principal or interest on the debt securities, for taxes or other governmental charges. If such a withholding or deduction is required, we may be required to pay additional amounts such that the net amount paid to holders of the debt securities, after such deduction or withholding, equals the amount that would have been payable had no such withholding or deduction been required.

        As provided in "—Payments Subject to Fiscal Laws," all payments in respect of the debt securities will be made subject to any withholding or deduction required pursuant to FATCA, and we shall not be required to pay additional amounts with respect to the principal of, interest and any other payments on, the debt securities on account of any such deduction or withholding required pursuant to FATCA.

        We can legally release ourselves from any payment or other obligations on the debt securities, except for various obligations described below, if the debt securities have become due and payable or will become due and payable at their stated maturity within one year or are to be called for redemption within one year or are to be exchanged for stock or other securities and notice of such exchange has been given and we deposit in trust with the trustee for your benefit and the benefit of all other direct holders of the debt securities, a combination of money or U.S. government obligations (with respect to securities denominated in dollars) or foreign government obligations (with respect to securities denominated in the same foreign currency) that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates. In addition, on the date of such deposit, we must not be in default. For purposes of this no-default test, a default would include an event of default that has occurred and not been cured, as described under "—Events of Default and Default; Limitation of Remedies—Event of Default" below. A default for this purpose would also include any event that would be an event of default if the requirements for giving us default notice or our default having to exist for a specific period of time were disregarded. However, even if we take these actions, a number of our obligations under the indenture will remain.

        The indenture does not contain any covenants or other provisions designed to protect holders of the debt securities against a reduction in our creditworthiness in the event of a highly leveraged transaction or that would prohibit other transactions that might adversely affect holders of the debt securities, including, among other things, through the incurrence of additional indebtedness.

Agreement with Respect to the Exercise of UK Bail-in Power

        Notwithstanding any other term of the debt securities, the indenture or any other agreements, arrangements, or understandings between the Issuer and any holder of debt securities, by its acquisition of the debt securities, each holder of debt securities (including each holder of a beneficial interest in the debt securities) acknowledges, accepts, agrees to be bound by and consents to: (a) the effect of the exercise of the UK bail-in power (as defined below) by the relevant UK resolution authority (as defined below) whether or not imposed with prior notice, that may include and result in any of the following, or some combination thereof: (i) the reduction of all, or a portion, of the Amounts Due (as defined below); (ii) the conversion of all, or a portion, of the Amounts Due on the debt securities into shares, other securities or other obligations of the Issuer or another person (and the issue to or conferral on the holders of debt securities of such shares, securities or obligations), including by means of an amendment, modification or variation of the terms of the debt securities; (iii) the cancellation of the debt securities; (iv) the amendment or alteration of the maturity of the debt securities or amendment of the amount of interest payable on the debt securities, or the date on which the interest becomes payable, including by suspending payment for a temporary period; and (b) the variation of the terms of the debt securities, if necessary, to give effect to the exercise of the UK bail-in power by the relevant UK resolution authority.

        For these purposes, "Amounts Due" are the principal amount of, and accrued but unpaid interest, including any Additional Amounts due on, the debt securities. References to principal and interest will include payments of principal and interest that have become due and payable but which have not been paid, prior to the exercise of any UK bail-in power by the relevant UK resolution authority.

        As used in this prospectus, the "UK bail-in power" is any write-down, conversion, transfer, modification, or suspension power existing from time to time under, and exercised in compliance with, any laws, regulations, rules or requirements in effect in the United Kingdom, relating to the BRRD, including but not limited to the Banking Act, and the instruments, rules and standards created thereunder, pursuant to which: (i) any obligation of a regulated entity (as defined below) (or other affiliate of such regulated entity) can be reduced, cancelled, modified, or converted into shares, other securities, or other obligations of such regulated entity or any other person (or suspended for a temporary period); and (ii) any right in a contract governing an obligation of a regulated entity may be deemed to have been exercised.

        We refer to such agreements and acknowledgements with respect to the exercise of the UK bail-in power as the "bail-in consent."

        A reference to a "regulated entity" is to any BRRD undertaking as such term is defined under the PRA Rulebook promulgated by the United Kingdom Prudential Regulation Authority, as amended from time to time, which includes, certain credit institutions, investment firms, and certain of their parent or holding companies and a reference to the "relevant UK resolution authority" is to the Bank of England or any other authority with the ability to exercise a UK bail-in power.

        No Amounts Due on the debt securities, will become due and payable or be paid after the exercise of any UK bail-in power by the relevant UK resolution authority if and to the extent such Amounts Due have been reduced, converted, cancelled, amended or altered as a result of such exercise.

        By its acquisition of the debt securities, each holder of the debt securities (including each holder of a beneficial interest in the debt securities), to the extent permitted by the TIA, will waive any and all claims, in law and/or in equity, against the trustee for, agree not to initiate a suit against the trustee in respect of, and agree that the trustee will not be liable for, any action that the trustee takes, or abstains from taking, in either case in accordance with the exercise of the UK bail-in power by the relevant UK resolution authority with respect to the debt securities.

        Upon the exercise of the UK bail-in power by the relevant UK resolution authority with respect to the debt securities, we will provide a written notice to the holders of the debt securities through DTC as soon as practicable regarding such exercise of the UK bail-in power. We will also deliver a copy of such notice to the trustee for information purposes.

        Neither a reduction or cancellation, in part or in full, of the Amounts Due, the conversion thereof into another security or obligation of the Issuer or another person, as a result of the exercise of the UK bail-in power by the relevant UK resolution authority with respect to the Issuer, nor the exercise of the UK bail-in power by the relevant UK resolution authority with respect to the debt securities will be an Event of Default (as defined in the indenture) with respect to such debt securities.

        By its acquisition of the debt securities, each holder of the debt securities (including each holder of a beneficial interest in the debt securities) acknowledges and agrees that neither a cancellation or deemed cancellation of the principal or interest (in each case, in whole or in part), nor the exercise of the UK bail-in power by the relevant UK resolution authority with respect to the debt securities will give rise to a default for purposes of Section 315(b) (Notice of Default) and Section 315(c) (Duties of the Trustee in Case of Default) of the TIA.

        By its acquisition of the debt securities, each holder of the debt securities (including each holder of a beneficial interest in the debt securities) acknowledges and agrees that, upon the exercise of the UK bail-in power by the relevant UK resolution authority, (a) the trustee will not be required to take any further directions from the holders of debt securities with respect to any portion of the debt securities that are written-down, converted to equity and/or cancelled under Section 5.12 (Control by Holders) of the indenture, and (b) the indenture will not impose any duties upon the trustee whatsoever with respect to the exercise of any UK bail-in power by the relevant UK resolution authority. Notwithstanding the foregoing, if, following the completion of the exercise of the UK bail-in power by the relevant UK resolution authority, the debt securities remain outstanding (for example, if the exercise of the UK bail-in power results in only a partial write-down of the principal of the debt securities), then the trustee's duties under the indenture shall remain applicable with respect to the debt securities following such completion to the extent that the Issuer and the trustee shall agree pursuant to another supplemental indenture or an amendment to the indenture; provided, however, that notwithstanding the exercise of the UK bail-in power by the relevant UK authority, so long as any debt securities remain outstanding, there will at all times be a trustee for the debt securities in accordance with the indenture, and the resignation and/or removal of the trustee and the appointment of a successor trustee will continue to be governed by the indenture, including to the extent no additional supplemental indenture or amendment is agreed upon in the event the debt securities remain outstanding following the completion of the exercise of the UK bail-in power.

        By its acquisition of the debt securities, each holder of the debt securities (including each holder of a beneficial interest in the debt securities) shall be deemed to have authorized, directed and requested DTC and any direct participant in DTC or other intermediary through which it holds such debt securities to take any and all necessary action, if required, to implement the exercise of any UK bail-in power with respect to such debt securities as it may be imposed, without any further action or direction on the part of such holder or the trustee. In addition, the exercise of the UK bail-in power may require that interests in the debt securities be held and/or other actions implementing the UK bail-in power to be taken, as the case may be, through clearing systems, intermediaries or persons other than DTC.

        For a discussion of certain risk factors relating to the UK bail-in power, see "Risk Factors Relating to the Debt Securities."

Redemption

        Unless the relevant prospectus supplement provides otherwise, we will have the option to redeem the debt securities of any series as a whole upon not less than 30 nor more than 60 days' notice to each holder of debt securities, on any interest payment date, at a redemption price equal to 100% of their principal amount together with any accrued but unpaid payments of interest, to the redemption date, or, in the case of discount securities, their accreted face amount, if we determine that as a result of a change in or amendment to the laws or regulations of any taxing jurisdiction, including any treaty to which such taxing jurisdiction is a party, or a change in an official application or interpretation of those laws or regulations, including a decision of any court or tribunal, which becomes effective on or after the date of the applicable prospectus supplement:

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  in making any payments, on the particular series of debt securities, we have paid or will or would on the next interest payment date be required to pay Additional Amounts;

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  payments, on the next interest payment date in respect of any of the series of debt securities, has been or would be treated as a "distribution," in each case within the meaning of Section 1000 of the Corporation Tax Act 2010 of the United Kingdom, or any statutory modification or re-enactment of the Act; or

  •
  on the next interest payment date we were not or would not be entitled to claim a deduction in respect of the payments in computing our UK taxation liabilities, or the value of the deduction to us would be materially reduced.

        In each case we shall be required, before we give a notice of redemption, to deliver to the trustee a written legal opinion of independent counsel of recognized standing in the relevant taxing jurisdiction, selected by us, in a form reasonably satisfactory to the trustee confirming that we are entitled to exercise our right of redemption.

        The relevant prospectus supplement will specify whether or not we may redeem the debt securities of any series, in whole or in part, at our option, in any other circumstances and, if so, the prices and any premium at which and the dates on which we may do so. Any notice of redemption of debt securities of any series will state, among other items:

  •
  the redemption date;

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  the amount of debt securities to be redeemed if less than all of the series is to be redeemed;

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  the redemption price;

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  that the redemption price will become due and payable on the redemption date and that payments will cease to accrue on such date;

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  the place or places at which each holder may obtain payment of the redemption price; and

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  the CUSIP, Common Code and/or ISIN number or numbers, if any, with respect to such debt securities

        In the case of a partial redemption, the trustee shall select the debt securities to be redeemed in any manner which it deems fair and appropriate in accordance with DTC procedures.

        We or any of our subsidiaries may at any time and from time to time purchase debt securities of any series in the open market or by tender (available to each holder of debt securities of the relevant series) or by private agreement, if applicable law allows. Any debt securities of any such series purchased by us or any of our subsidiaries may be held, resold or surrendered by the purchaser thereof through us to the trustee or any paying agent for cancellation.

Modification and Waiver

        We and the trustee may make certain modifications and amendments of the applicable indenture with respect to any series of debt securities without the consent of the holders of the debt securities, including, to the extent necessary, to give effect to the exercise by the relevant UK resolution authority of the UK bail-in power, including the bail-in consent. Other modifications and amendments may be made to the indenture with the consent of the holder or holders of not less than a majority in aggregate outstanding principal amount of the debt securities of the series outstanding under the indenture that are affected by the modification or amendment, voting as one class. However, no modifications or amendments may be made without the consent of the holder of each debt security affected that would (unless such modification or amendment is a result of the exercise of the UK bail-in power by the relevant UK resolution authority):

  •
  change the stated maturity of the principal amount of any debt security;

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  reduce the principal amount of, the interest rates, or any premium payable upon the redemption of, or the payments with respect to any debt security;

  •
  change any obligation to pay Additional Amounts;

  •
  change the currency of payment;

  •
  impair the right to institute suit for the enforcement of any payment due and payable;

  •
  reduce the percentage in aggregate principal amount of outstanding debt securities of the series necessary to modify or amend the indenture or to waive compliance with certain provisions of the indenture and any past Event of Default, (as such term is defined below); or

  •
  modify the above requirements or requirements regarding waiver of past defaults.

Events of Default; Limitation of Remedies

  Event of Default

        Unless the relevant prospectus supplement provides otherwise, an "Event of Default" with respect to any series of debt securities shall result if:

  •
  we do not pay any principal or interest on any debt securities of that series within 14 days from the due date for payment and the principal or interest has not been duly paid within a further 14 days following written notice from the trustee or from holders of 25% in outstanding principal amount of the debt securities of that series to us requiring the payment to be made. It shall not, however, be an Event of Default if during the 14 days after the notice, we satisfy the trustee that such sums were not paid in order to comply with a law, regulation or order of any court of competent jurisdiction. Where there is doubt as to the validity or applicability of any such law, regulation or order, it shall not be an Event of Default if we act on the advice given to us during the 14 day period by independent legal advisers approved by the trustee; or

  •
  we breach any covenant or warranty of the indenture (other than as stated above with respect to payments when due) and that breach has not been remedied or waived within 60 days of receipt of a written notice from holders of at least 25% in outstanding principal amount of the debt securities of that series requiring the breach to be remedied; or

  •
  either a court of competent jurisdiction issues an order which is not successfully appealed within 30 days, or an effective shareholders' resolution is validly adopted, for our winding-up (other than under or in connection with a scheme of reconstruction, merger or amalgamation not involving bankruptcy or insolvency).

        If an Event of Default occurs and is continuing, the trustee or the holders of at least 25% in outstanding principal amount of the debt securities of that series may at their discretion declare the debt securities of that series to be due and repayable immediately (and the debt securities of that series shall thereby become due and repayable) at their outstanding principal amount (or at such other repayment amount as may be specified in or determined in accordance with the relevant prospectus supplement) together with accrued interest, if any, as provided in the prospectus supplement. The trustee may at its discretion and without further notice institute such proceedings as it may think suitable, against us to enforce payment. Subject to the indenture provisions for the indemnification of or provision of security to the trustee, the holder(s) of a majority in aggregate principal amount of the outstanding debt securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the series. However, this direction must not be in conflict with any rule of law or the indenture, and must not be unjustly prejudicial to the holder(s) of any debt securities of that series not taking part in the direction, as determined by the trustee. The trustee may also take any other action, consistent with the direction, that it deems proper.

        Subject to applicable law, no holder of a debt security may exercise, claim or plead any right of set-off, compensation or retention in respect of any amount owed to it by the Issuer arising under or in connection with the debt securities or the applicable indenture, and each holder of a debt security shall, by virtue of being the holder of such debt security, be deemed to have waived all such rights of set-off, compensation or retention. Notwithstanding the preceding sentence, if any of the amounts owing to any holder of the debt securities by the Issuer is discharged by set-off, such holder shall, unless such payment is prohibited by law, immediately pay an amount equal to the amount of such discharge to the Issuer or, in the event of its winding-up or administration, the liquidator or administrator, as appropriate of the Issuer, and, until such time as payment is made, shall hold an amount equal to such amount in trust for the Issuer, or the liquidator or administrator, as appropriate of the Issuer and accordingly any such discharge shall be deemed not to have taken place.

  General

        The holder or holders of not less than a majority in aggregate principal amount of the outstanding debt securities of any series may waive any past default with respect to the series, except a default in respect of the payment of interest, if any, or principal of (or premium, if any) or payments on any debt security or a covenant or provision of the applicable indenture which cannot be modified or amended without the consent of each holder of debt securities of such series. The holders shall provide written notice to the trustee of such waiver.

        Subject to the provisions of the indenture relating to the duties of the trustee, if an Event of Default occurs and is continuing with respect to the debt securities of any series, the trustee will be under no obligation to any holder or holders of the debt securities of the series, unless they have offered reasonable indemnity or security satisfactory to the trustee.

        The indenture provides that the trustee will, within 90 days after the occurrence of an Event of Default of which a responsible officer of the trustee has written notice with respect to the debt securities of any series known to it, give to each holder of the debt securities of the affected series notice of the Event of Default unless the Event of Default has been cured or waived. However, the trustee shall be protected in withholding notice if it determines in good faith that withholding notice is in the interest of the holders.

        We are required to furnish to the trustee annually a statement as to our compliance with all conditions and covenants under the indenture.

Consolidation, Merger and Sale of Assets; Assumption

        We may, without the consent of the holders of any of the debt securities, consolidate or amalgamate with, merge into or transfer or lease our property and assets substantially as an entirety to any person, provided that any successor corporation formed by any consolidation or amalgamation, or any transferee or lessee of our assets, is a company organized under the laws of the European Union or the laws of the United States, Canada, Australia or New Zealand that assumes, by a supplemental indenture, our obligations on the debt securities and under the indenture, and we procure the delivery of a customary officer's certificate and legal opinion providing that the conditions precedent to the transaction have been complied with.

        Subject to applicable law and regulation, a holding company of us or any of our wholly-owned subsidiaries (the "successor entity") may assume our obligations under the debt securities of any series without the consent of any holder; provided, that:

  •
  the successor entity expressly assumes such obligations by an amendment to the indenture, in a form satisfactory to the trustee, and we, by an amendment to the indenture, unconditionally guarantee all of such successor entity's obligations under the debt securities of such series and the relevant indenture, as so modified by such amendment;

  •
  the successor entity confirms in such amendment to the indenture that any Additional Amounts under the debt securities of the series will be payable in respect of taxes imposed by the jurisdiction in which the successor entity is incorporated, subject to exceptions equivalent to those that apply to any obligation to pay Additional Amounts in respect of taxes imposed by the taxing jurisdiction of the Issuer, rather than taxes imposed by the taxing jurisdiction in which the successor entity is incorporated; and

  •
  immediately after giving effect to such assumption of obligations, no Event of Default and no event which, after notice or lapse of time or both, would become an Event of Default, with respect to the debt securities of such series shall have occurred and be continuing.

        The successor entity that assumes our obligations will also be entitled to redeem the debt securities of the relevant series in the circumstances described in "—Redemption" above with respect to any change or amendment to, or change in the application or official interpretation of, the laws or regulations (including any treaty) of the successor entity's jurisdiction of incorporation which occurs after the date of the assumption.

        An assumption of our obligations under the debt securities of any series might be deemed for U.S. federal income tax purposes to be an exchange of those debt securities for new debt securities by each beneficial owner, resulting in a recognition of taxable gain or loss for those purposes and possibly certain other adverse tax consequences described below under the heading "Certain Tax Considerations—Certain U.S. Federal Income Tax Considerations—Change in Obligor of the Debt Instruments." You should consult your tax advisor regarding the U.S. federal, state and local income tax consequences of an assumption.

Governing Law

        The debt securities and the indenture will be governed by and construed in accordance with the laws of the State of New York.

Notices

        All notices to holders of registered debt securities shall be validly given if in writing and mailed, first-class postage prepaid, to them at their respective addresses in the register maintained by the trustee.

The Trustee

        Law Debenture Trust Company of New York, 400 Madison Avenue, Suite 4D, NY, NY 10017, is the trustee under the indenture. The trustee shall have and be subject to all the duties and responsibilities specified with respect to an indenture trustee under the TIA. Subject to the provisions of the TIA, the trustee is under no obligation to exercise any of the powers vested in it by the indenture at the request of any holder of securities, unless offered indemnity satisfactory to it by the holder against the costs, expense and liabilities which might be incurred thereby. We and certain of our subsidiaries may maintain deposit accounts and conduct other banking transactions with Law Debenture Trust Company of New York in the ordinary course of our business.

Consent to Service of Process

        Under the indenture, we designate CT Corporation System at 111 Eighth Avenue, in the Borough of Manhattan, The City of New York, New York, as our authorized agent for service of process in any legal action or proceeding arising out of or relating to the indenture or any debt securities brought in any federal or state court in The City of New York, New York and we irrevocably submit to the jurisdiction of those courts.

CERTAIN TAX CONSIDERATIONS

Certain U.S. Federal Income Tax Considerations

        The following is a summary of certain U.S. federal income tax considerations that may be relevant to a holder of a debt security that is a citizen or resident of the United States or a domestic corporation or that otherwise is subject to U.S. federal income taxation on a net income basis in respect of the debt security (a "U.S. holder"). This summary is based on laws, regulations, rulings and decisions now in effect, all of which are subject to change. This summary deals only with U.S. holders that will hold debt securities as capital assets, and does not address tax considerations applicable to investors that may be subject to special tax rules, such as banks, tax-exempt entities, insurance companies, dealers in securities or currencies, traders in securities electing to mark to market, persons that will hold debt securities as a position in a "straddle" or conversion transaction, or as part of a "synthetic security" or other integrated financial transaction or persons that have a "functional currency" other than the U.S. dollar. In addition, this summary does not address any aspects of the Medicare contribution tax on net investment income. Any special U.S. federal income tax considerations relevant to a particular issue of debt securities will be provided in the applicable prospectus supplement.

        Investors should consult their own tax advisors in determining the tax consequences to them of holding debt securities, including the application to their particular situation of the U.S. federal income tax considerations discussed below, as well as the application of state, local, foreign or other tax laws.

  Payments of Interest

        Payments of "qualified stated interest" (as defined below under "Original Issue Discount") on a debt security will be taxable to a U.S. holder as ordinary income at the time that such payments are accrued or are received (in accordance with the U.S. holder's method of tax accounting).

        Payments of interest and additional amounts on debt securities will be treated as foreign source income for the purposes of calculating a U.S. holder's foreign tax credit limitation. The limitation on foreign taxes eligible for the U.S. foreign tax credit is calculated separately with respect to specific classes of income. The rules relating to foreign tax credits and the timing thereof are complex. U.S. holders should consult their own tax advisors regarding the availability of a foreign tax credit under their particular circumstances.

  Purchase, Sale and Retirement of Debt Securities

        A U.S. holder's tax basis in a debt security generally will equal the cost of such debt security to such holder, increased by any amounts includible in income by the holder as original issue discount and market discount and reduced by any amortized premium (each as described below) and any payments other than payments of qualified stated interest made on such debt security.

        Upon the sale, exchange or retirement of a debt security, a U.S. holder generally will recognize gain or loss equal to the difference between the amount realized on the sale, exchange or retirement (less any accrued qualified stated interest, which will be taxable as such) and the U.S. holder's tax basis in such debt security.

        Except as discussed below with respect to market discount and short-term debt securities (as defined below), gain or loss recognized by a U.S. holder generally will be long-term capital gain or loss if the U.S. holder has held the debt security for more than one year at the time of disposition. Long-term capital gains recognized by an individual holder generally are subject to tax at a lower rate than short-term capital gains or ordinary income.

  Original Issue Discount

        If the Issuer issues debt securities at a discount from their stated redemption price at maturity, and the discount is equal to or greater than the product of one-fourth of one percent (0.25%) of the stated redemption price at maturity of the debt securities multiplied by the number of full years to their maturity, the debt securities will be "OID debt securities." U.S. holders of OID debt securities generally will be subject to the special tax accounting rules for obligations issued with original issue discount ("OID") provided by the Internal Revenue Code of 1986, as amended, and certain regulations promulgated thereunder (the "OID Regulations"). U.S. holders of such debt securities should be aware that, as described in greater detail below, they generally must include OID in ordinary gross income for U.S. federal income tax purposes as it accrues, in advance of the receipt of cash attributable to that income.

        In general, each U.S. holder of an OID debt security, whether such holder uses the cash or the accrual method of tax accounting, will be required to include in ordinary gross income the sum of the "daily portions" of OID on the debt security for all days during the taxable year that the U.S. holder owns the debt security. The daily portions of OID on an OID debt security are determined by allocating to each day in any accrual period a ratable portion of the OID allocable to that accrual period. Accrual periods may be any length and may vary in length over the term of an OID debt security, provided that no accrual period is longer than one year and each scheduled payment of principal or interest occurs on either the final day or the first day of an accrual period. In the case of an initial holder, the amount of OID on an OID debt security allocable to each accrual period is determined by (a) multiplying the "adjusted issue price" (as defined below) of the OID debt security at the beginning of the accrual period by the yield to maturity of such OID debt security (appropriately adjusted to reflect the length of the accrual period) and (b) subtracting from that product the amount (if any) of qualified stated interest (as defined below) allocable to that accrual period. The yield to maturity of a debt security is the discount rate that causes the present value of all payments on the debt security as of its original issue date to equal the issue price of such debt security. The "adjusted issue price" of an OID debt security at the beginning of any accrual period will generally be the sum of its issue price and the amount of OID allocable to all prior accrual periods, reduced by the amount of all payments other than payments of qualified stated interest (if any) made with respect to such debt security in all prior accrual periods. The term "qualified stated interest" generally means stated interest that is unconditionally payable in cash or property (other than debt instruments of the issuer) at least annually during the entire term of an OID debt security at a single fixed rate of interest or, subject to certain conditions, based on one or more interest indices. In the case of an OID debt security that bears interest at a floating rate, both the "yield to maturity" and "qualified stated interest" will generally be determined for these purposes as though the OID debt security will bear interest in all periods at a fixed rate generally equal to the rate that would be applicable to the interest payments on the debt security on its date of issue or, in the case of certain floating rate debt securities, the rate that reflects the yield that is reasonably expected for the debt security. (Additional rules may apply if interest on a floating rate debt security is based on more than one interest index.) As a result of this "constant yield" method of including OID in income, the amounts includible in income by a U.S. holder in respect of an OID debt security denominated in U.S. dollars generally are lesser in the early years and greater in the later years than the amounts that would be includible on a straight-line basis.

        A U.S. holder generally may make an irrevocable election to include in its income its entire return on a debt security (i.e., the excess of all remaining payments to be received on the debt security, including payments of qualified stated interest, over the amount paid by such U.S. holder for such debt security) under the constant-yield method described above. For debt securities purchased at a premium or bearing market discount in the hands of the U.S. holder, the U.S. holder making such election will also be deemed to have made the election (discussed below in "—Premium and Market Discount") to amortize premium or to accrue market discount in income currently on a constant-yield basis.

        A subsequent U.S. holder of an OID debt security that purchases the debt security at a cost less than its remaining redemption amount (as defined below), or an initial U.S. holder that purchases an OID debt security at a price other than the debt security's issue price, also generally will be required to include in gross income the daily portions of OID, calculated as described above. However, if the U.S. holder acquires the OID debt security at a price greater than its adjusted issue price, such holder is required to reduce its periodic inclusions of OID income to reflect the premium paid over the adjusted issue price. The "remaining redemption amount" for a debt security is the total of all future payments to be made on the debt security other than payments of qualified stated interest.

        Floating rate debt securities generally will be treated as "variable rate debt instruments" under the OID Regulations. Accordingly, the stated interest on a floating rate debt security generally will be treated as "qualified stated interest" and such a debt security will not have OID solely as a result of the fact that it provides for interest at a variable rate. If a floating rate debt security does not qualify as a "variable rate debt instrument," such debt security will be subject to special rules (the "Contingent Payment Regulations") that govern the tax treatment of debt obligations that provide for contingent payments ("Contingent Debt Obligations"). A detailed description of the tax considerations relevant to U.S. holders of any such debt securities will be provided in the applicable prospectus supplement.

        Certain of the debt securities may be subject to special redemption features, as indicated in the applicable prospectus supplement. Debt securities containing such features, in particular OID debt securities, may be subject to special rules that differ from the general rules discussed above. Purchasers of debt securities with such features should carefully examine the applicable prospectus supplement and should consult their own tax advisors with respect to such debt securities since the tax consequences with respect to such features, and especially with respect to OID, will depend, in part, on the particular terms of the purchased debt securities.

  Premium and Market Discount

        A U.S. holder of a debt security that purchases the debt security at a cost greater than its remaining redemption amount (as defined in the third preceding paragraph) will be considered to have purchased the debt security at a premium, and may elect to amortize such premium (as an offset to interest income), using a constant-yield method, over the remaining term of the debt security. Such election, once made, generally applies to all bonds held or subsequently acquired by the U.S. holder on or after the first taxable year to which the election applies and may not be revoked without the consent of the Internal Revenue Service ("IRS"). A U.S. holder that elects to amortize such premium must reduce its tax basis in a debt security by the amount of the premium amortized during its holding period. OID debt securities purchased at a premium will not be subject to the OID rules described above. With respect to a U.S. holder that does not elect to amortize bond premium, the amount of bond premium will be included in the U.S. holder's tax basis when the debt security matures or is disposed of by the U.S. holder. Therefore, a U.S. holder that does not elect to amortize such premium and that holds the debt security to maturity generally will be required to treat the premium as capital loss when the debt security matures.

        If a U.S. holder of a debt security purchases the debt security at a price that is lower than its remaining redemption amount, or in the case of an OID debt security, its adjusted issue price, by at least 0.25% of its remaining redemption amount multiplied by the number of remaining whole years to maturity, the debt security will be considered to have "market discount" in the hands of such U.S. holder. In such case, gain realized by the U.S. holder on the disposition of the debt security generally will be treated as ordinary income to the extent of the market discount that accrued on the debt security while held by such U.S. holder. In addition, the U.S. holder could be required to defer the deduction of a portion of the interest paid on any indebtedness incurred or maintained to purchase or carry the debt security. In general terms, market discount on a debt security will be treated as accruing ratably over the term of such debt security, or, at the election of the holder, under a constant-yield method.

        A U.S. holder may elect to include market discount in income on a current basis as it accrues (on either a ratable or constant-yield basis), in lieu of treating a portion of any gain realized on a sale of a debt security as ordinary income. If a U.S. holder elects to include market discount on a current basis, the interest deduction deferral rule described above will not apply. Any such election, if made, applies to all market discount bonds acquired by the taxpayer on or after the first day of the first taxable year to which such election applies and is revocable only with the consent of the IRS.

  Short-Term Debt Securities

        The rules set forth above will also generally apply to debt securities having maturities of not more than one year ("short-term debt securities"), but with certain modifications.

        First, the OID Regulations treat none of the interest on a short-term debt security as qualified stated interest. Thus, all short-term debt securities will be OID debt securities. OID will be treated as accruing on a short-term debt security ratably, or at the election of a U.S. holder, under a constant yield method.

        Second, a U.S. holder of a short-term debt security that uses the cash method of tax accounting and is not a bank, securities dealer, regulated investment company or common trust fund, and does not identify the short-term debt security as part of a hedging transaction, will generally not be required to include OID in income on a current basis. Such a U.S. holder may not be allowed to deduct all of the interest paid or accrued on any indebtedness incurred or maintained to purchase or carry such debt security until the maturity of the debt security or its earlier disposition in a taxable transaction. In addition, such a U.S. holder will be required to treat any gain realized on a sale, exchange or retirement of the debt security as ordinary income to the extent such gain does not exceed the OID accrued with respect to the debt security during the period the U.S. holder held the debt security. Notwithstanding the foregoing, a cash-basis U.S. holder of a short-term debt security may elect to accrue OID into income on a current basis or to accrue the "acquisition discount" on the debt security under the rules described below. If the U.S. holder elects to accrue OID or acquisition discount, the limitation on the deductibility of interest described above will not apply.

        A U.S. holder using the accrual method of tax accounting and certain cash-basis U.S. holders (including banks, securities dealers, regulated investment companies and common trust funds) generally will be required to include original issue discount on a short-term debt security in income on a current basis. Alternatively, a U.S. holder of a short-term debt security can elect to accrue the "acquisition discount," if any, with respect to the debt security on a current basis. If such an election is made, the OID rules will not apply to the debt security. Acquisition discount is the excess of the short-term debt security's stated redemption price at maturity (i.e., all amounts payable on the short-term debt security) over the purchase price. Acquisition discount will be treated as accruing ratably or, at the election of the U.S. holder, under a constant-yield method based on daily compounding.

        Finally, the market discount rules will not apply to a short-term debt security.

  Substitution of the Issuer

        The terms of the debt securities provide that, in certain circumstances, the obligations of the issuer under the debt securities may be assumed by another entity. Any such assumption might be treated for U.S. federal income tax purposes as a deemed disposition of debt securities by a U.S. holder in exchange for new debt securities issued by the new obligor. As a result of this deemed disposition, a U.S. holder could be required to recognize capital gain or loss for U.S. federal income tax purposes equal to the difference, if any, between the issue price of the new debt securities (as determined for U.S. federal income tax purposes), and the U.S. holder's tax basis in the debt securities.

  Indexed Debt Securities and Other Debt Securities Providing for Contingent Payments

        The Contingent Payment Regulations, which govern the tax treatment of Contingent Debt Obligations, generally require accrual of interest income on a constant-yield basis in respect of such obligations at a yield determined at the time of their issuance, and may require adjustments to such accruals when any contingent payments are made. A detailed description of the tax considerations relevant to U.S. holders of any Contingent Debt Obligations will be provided in the applicable prospectus supplement.

  Information Reporting and Backup Withholding

        Information returns will be required to be filed with the IRS with respect to payments made to certain U.S. holders of debt securities. In addition, certain U.S. holders may be subject to backup withholding tax in respect of such payments if they do not provide their taxpayer identification numbers to the applicable withholding agent. Persons holding debt securities who are not U.S. holders may be required to comply with applicable certification procedures to establish that they are not U.S. holders in order to avoid the application of such information reporting requirements and backup withholding tax.

  Foreign Account Tax Compliance Act

        As a result of FATCA and related intergovernmental agreements, holders of the debt securities may be required to provide information and tax documentation regarding their identities as well as that of their direct and indirect owners. It is also possible that payments on the debt securities may be subject to a withholding tax of 30% beginning on January 1, 2019 as a result of FATCA.

        The United Kingdom has entered into an intergovernmental agreement with the United States relating to FATCA (the "US—UK IGA"). Pursuant to the US—UK IGA and applicable UK regulations implementing the US—UK IGA, we may be required to comply with certain reporting requirements. Holders of the debt securities therefore may be required to provide information and tax documentation regarding their identities, as well as that of their direct and indirect owners, and this information may be reported to the Commissioners for Her Majesty's Revenue & Customs ("HMRC"), and ultimately, the IRS. We intend to comply with any applicable reporting requirements pursuant to the US—UK IGA and applicable UK regulations implementing the US—UK IGA. Assuming the debt securities are treated as debt for U.S. federal income tax purposes and are not materially modified after the applicable "grandfathering date," payments on the debt securities will not be subject to FATCA withholding. The applicable "grandfathering date" is the date that is six months after the date on which final United States Treasury regulations defining the term "foreign passthru payment" are filed with the Federal Register.

        FATCA is particularly complex and its application to us is uncertain at this time. Each prospective investor should consult its own tax adviser to obtain a more detailed explanation of FATCA and to learn how this legislation might affect each investor in its particular circumstance.

Certain United Kingdom Tax Considerations

        The comments below, which are of a general nature and are based on the Issuer's understanding of current UK law and H.M. Revenue & Customs' practice, describe only the UK withholding tax treatment of payments of interest in respect of the debt securities and the power of H.M. Revenue & Customs to obtain information and disclose that information to other tax authorities. They are not exhaustive. They do not deal with any other UK taxation implications of acquiring, holding or disposing of debt securities. Prospective holders of debt securities who are in any doubt as to their tax position or who may be subject to tax in a jurisdiction other than the UK are strongly advised to consult their own professional advisers.

  1.
  Provided the Issuer continues to be a bank within the meaning of section 991 of the Income Tax Act 2007 and provided interest on the debt securities which it issues is paid in the ordinary course of its business, the Issuer is entitled to make payments of interest on such debt securities without withholding or deduction for or on account of income tax.

  2.
  So long as the debt securities are and continue to be admitted to trading on a "recognized stock exchange" within the meaning of section 1005 of the Income Tax Act 2007, payment of interest on the debt securities may be made without withholding or deduction for or on account of income tax (whether or not paragraph 1 applies).

  3.
  In other cases, absent any other relief or exemption (such as a direction by H.M. Revenue & Customs that interest may be paid without withholding or deduction for or on account of tax to a specified holder following an application by that holder under an applicable double tax treaty), an amount must generally be withheld on account of income tax at the basic rate (currently 20%) from payments of interest on the debt securities.

  4.
  If interest is paid under deduction of UK income tax (for example, if the debt securities cease to be listed on a recognized stock exchange), debt security holders who are not resident in the UK may be able to recover all or part of the tax deducted if there is an appropriate provision in an applicable double taxation treaty.

  5.
  The interest paid on the debt securities will have a UK source and accordingly may be chargeable to UK tax by direct assessment. In this event, where the interest is paid without withholding or deduction, the interest will not be assessed to UK tax in the hands of holders of the debt securities (other than certain trustees) who are not resident for tax purposes in the UK, except where such persons carry on a trade, profession or vocation in the UK through a UK branch or agency or, in the case of corporate holders, carry on a trade through a permanent establishment in the UK, in each case being a trade, profession, vocation or permanent establishment in connection with which the interest is received or to which the debt securities are attributable; in such a case tax may be levied on the UK branch, agency or permanent establishment. There are exemptions for interest received by certain categories of agents (such as some brokers and investment managers).

  6.
  The above description of the UK withholding tax position assumes that there will be no substitution of the Issuer and does not consider the tax consequences of any such substitution.

  7.
  Where debt securities are issued on terms that a premium is or may be payable on redemption, as opposed to being issued at a discount, then it is possible that any such element of premium may constitute a payment of interest and be subject to withholding on account of income tax as outlined in the preceding paragraphs.

  8.
  Where debt securities are issued at an issue price of less than 100% of their principal amount, any payments in respect of the accrued discount element on any such debt securities will not be made subject to any withholding or deduction for or on account of income tax.

Power of H.M. Revenue & Customs to obtain information and disclose that information to other tax authorities

  9.
  H.M. Revenue & Customs have powers to obtain information, including in relation to interest or payments treated as interest and payments derived from securities. This may include details of the beneficial owners of the debt securities (or the persons for whom the debt securities are held), details of the persons to whom payments derived from the debt securities are or may be paid and information in connection with transactions relating to the debt securities. Information obtained by H.M. Revenue & Customs may be provided to tax authorities in other jurisdictions.

PLAN OF DISTRIBUTION

General

        The Issuer may sell all or part of the debt securities from time to time on terms determined at the time such debt securities are offered for sale to or through underwriters or through selling agents. The Issuer may also sell such debt securities directly to other purchasers. The names of any such underwriters or selling agents in connection with the offer and sale of any series of debt securities will be set forth in the accompanying prospectus supplement relating thereto.

        The distribution of the debt securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. If the Issuer uses underwriters in the sale of such debt securities, they will acquire those debt securities for their own account and such debt securities may be resold from time to time in one or more transactions. Such debt securities may be offered to the public either through underwriting syndicates represented by managing underwriters or underwriters without a syndicate. Unless otherwise set forth in the prospectus supplement, the underwriters' obligations to purchase such debt securities will be subject to certain conditions precedent. The underwriters will be obligated to purchase all of such debt securities if any of such debt securities are purchased.

        In connection with the sale of debt securities, the underwriters may receive compensation from the Issuer or from purchasers of debt securities for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell debt securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of debt securities may be deemed to be underwriters, and any discounts or commissions received by them from the Issuer and any profit on the resale of debt securities by them may be deemed to be underwriting discounts and commissions under the Securities Act. Any such compensation received from the Issuer will be described in the accompanying prospectus supplement.

        Underwriters, dealers, selling agents and other persons may be entitled, under agreements which may be entered into with the Issuer, to indemnification by the Issuer against certain civil liabilities, including liabilities under the Securities Act.

        Each series of debt securities will be a new issue of securities with no established trading market. In the event that debt securities of a series offered hereunder are not listed on a national securities exchange, certain broker-dealers may make a market in such debt securities, but will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given that any broker-dealer will make a market in the debt securities of any series or as to the liquidity of the trading market for such debt securities.

        In relation to each member state of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State"), any underwriter, dealer or agent in connection with an offering of securities will be required to represent and agree that, with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the "Relevant Implementation Date") it has not made and will not make an offer of securities which are the subject of the offering contemplated by this prospectus to the public in that Relevant Member State, except that it may, with effect from and including the Relevant Implementation Date, make an offer of such securities to the public in that Relevant Member State:

  (a)
  at any time to any legal entity which is a qualified investor as defined in the Prospectus Directive;

  (b)
  at any time to fewer than 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), subject to obtaining the prior consent of the underwriter nominated by the Issuer for any such offer;

  (c)
  at any time if the denomination per security being offered amounts to at least €100,000 (or equivalent); or

  (d)
  at any time in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided, that no such offer of debt securities referred to in (a) to (d) above shall require the Issuer or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive, or to supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

        For the purposes of this provision, the expression an "offer of securities to the public" in relation to any securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe for the securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression "Prospectus Directive" means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive) and includes any relevant implementing measure in each Relevant Member State and the expression "2010 PD Amending Directive" shall mean Directive 2010/73/EU.

        Any underwriter, dealer or agent in connection with an offering of securities will be required to represent and agree that:

  (a)
  it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of any securities in circumstances in which Section 21(1) of the FSMA would not apply to the Issuer if the Issuer were not an authorized person; and

  (b)
  it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to any securities in, from or otherwise involving the UK.

 LEGAL OPINIONS

        Cleary Gottlieb Steen & Hamilton LLP, our U.S. counsel, and Slaughter and May, our English solicitors, will pass upon certain legal matters relating to the debt securities to be offered hereby.

EXPERTS

        Our consolidated financial statements as at 31 December 2015 and 2014 and for the years ended 31 December 2015, 2014 and 2013 incorporated in this prospectus by reference from our 2015 Annual Report on Form 20-F have been audited by Deloitte LLP, an independent registered public accounting firm as stated in their report, which is incorporated by reference herein. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 8.    Indemnification of Directors and Officers

        Except as hereinafter set forth, there is no provision of the Articles of Association, or any contract, arrangement or statute under which any director or officer of the registrant is insured or indemnified in any manner against any liability that he may incur in his capacity as such.

  Deeds of Indemnity

        Santander UK plc ("the Company") has entered into Deeds of Indemnity with (a) certain directors of the Company, (b) certain directors of its subsidiaries (as defined in section 1159 of the Companies Act 2006, as amended, and including any modification or re-enactment of it for the time being in force), (c) certain directors of other companies where such person has been nominated in writing by the Company as its representative on the board of such Companies for the time being, (d) the Company Secretary of the Company and/or certain Associated Companies (as defined in section 256 of the Companies Act 2006, as amended, and including any modification or re-enactment of it for the time being in force) and (e) certain persons employed by the Company and/or its subsidiaries for the time being who are approved by the Prudential Regulation Authority ("PRA") and Financial Conduct Authority ("FCA") to perform a PRA or FCA designated Senior Management Function under the Senior Managers Regime (as amended from time to time) (together referred to as the "beneficiaries" of the indemnities). Subject to the provisions of the relevant Deeds of Indemnity, the Company shall, to the fullest extent permitted by law and without prejudice to any other indemnity to which the beneficiary may otherwise be entitled, indemnify the beneficiary in respect of all claims, actions and proceedings, whether civil, criminal or regulatory ("Claims"), and any losses, damages, penalties, liabilities, compensation or other awards arising in connection with any such Claims ("Liabilities") in connection with, the exercise of, or failure to exercise, any of the beneficiaries' powers, duties or responsibilities in his capacity as beneficiary.

Article 81 of Santander UK plc's Articles of Association provides:

  "81.1 Subject to the provisions of the Act, the Company may:

    81.1.1
    indemnify to any extent any person who is or was a director, or a director of an associated company, directly or indirectly (including by funding any expenditure incurred or to be incurred by him) against any loss or liability, whether in connection with any proven or alleged negligence, default, breach of duty or breach of trust by him or otherwise, in relation to the Company or any associated company; or

    81.1.2
    indemnify to any extent any person who is or was a director of an associated company that is a trustee of an occupational pension scheme, directly or indirectly (including by funding any expenditure incurred or to be incurred by him) against any liability incurred by him in connection with the Company's activities as trustee of an occupational pension scheme.

  81.2 Companies are associated if one is a subsidiary of the other or both are subsidiaries of the same body corporate."

Article 82 of Santander UK plc's Articles of Association provides:

        "Subject to the provisions of the Act, the Company may purchase and maintain insurance for any person who is or was a director, or a director of any associated company, against loss or liability, whether in connection with any proven or alleged negligence, default, breach of duty or breach of trust by him or otherwise, in relation to the Company or any associated company."

        The relevant provisions of the Companies Act of 2006 (referred to as the Act in Articles 81 and 82 of the Company's Articles of Association) are sections 205, 206, 232, 233, 234, 235, 236, 237, 238, 463 and 1157. Section 205 provides:

        "(1) Approval is not required under section 197, 198, 200 or 201 (requirement of members' approval for loans etc) for anything done by a company—(a) to provide a director of the company or of its holding company with funds to meet expenditure incurred or to be incurred by him—(i) in defending any criminal or civil proceedings in connection with any alleged negligence, default, breach of duty or breach of trust by him in relation to the company or an associated company, or (ii) in connection with an application for relief (see subsection (5)), or (b) to enable any such director to avoid incurring such expenditure, if it is done on the following terms.

        (2)   The terms are—(a) that the loan is to be repaid, or (as the case may be) any liability of the company incurred under any transaction connected with the thing done is to be discharged, in the event of—(i) the director being convicted in the proceedings, (ii) judgment being given against him in the proceedings, or (iii) the court refusing to grant him relief on the application; and (b) that it is to be so repaid or discharged not later than—(i) the date when the conviction becomes final, (ii) the date when the judgment becomes final, or (iii) the date when the refusal of relief becomes final.

        (3)   For this purpose a conviction, judgment or refusal of relief becomes final—(a) if not appealed against, at the end of the period for bringing an appeal; (b) if appealed against, when the appeal (or any further appeal) is disposed of.

        (4)   An appeal is disposed of—(a) if it is determined and the period for bringing any further appeal has ended, or (b) if it is abandoned or otherwise ceases to have effect.

        (5)   The reference in subsection (1)(a)(ii) to an application for relief is to an application for relief under—section 661(3) or (4) (power of court to grant relief in case of acquisition of shares by innocent nominee), or section 1157 (general power of court to grant relief in case of honest and reasonable conduct)."

Section 206 provides:

        "Approval is not required under section 197, 198, 200 or 201 (requirement of members' approval for loans etc) for anything done by a company—(a) to provide a director of the company or of its holding company with funds to meet expenditure incurred or to be incurred by him in defending himself—(i) in an investigation by a regulatory authority, or (ii) against action proposed to be taken by a regulatory authority, in connection with any alleged negligence, default, breach of duty or breach of trust by him in relation to the company or an associated company, or (b) to enable any such director to avoid incurring such expenditure."

Section 232 provides:

        "(1) Any provision that purports to exempt a director of a company (to any extent) from any liability that would otherwise attach to him in connection with any negligence, default, breach of duty or breach of trust in relation to the company is void.

        (2)   Any provision by which a company directly or indirectly provides an indemnity (to any extent) for a director of the company, or of an associated company, against any liability attaching to him in connection with any negligence, default, breach of duty or breach of trust in relation to the company of which he is a director is void, except as permitted by—(a) section 233 (provision of insurance),

(b) section 234 (qualifying third party indemnity provision), or (c) section 235 (qualifying pension scheme indemnity provision).

        (3)   This section applies to any provision, whether contained in a company's articles or in any contract with the company or otherwise.

        (4)   Nothing in this section prevents a company's articles from making such provision as has previously been lawful for dealing with conflicts of interest."

Section 233 provides:

        "Section 232(2) (voidness of provisions for indemnifying directors) does not prevent a company from purchasing and maintaining for a director of the company, or of an associated company, insurance against any such liability as is mentioned in that subsection."

Section 234 provides:

        "(1) Section 232(2) (voidness of provisions for indemnifying directors) does not apply to qualifying third party indemnity provision.

        (2)   Third party indemnity provision means provision for indemnity against liability incurred by the director to a person other than the company or an associated company. Such provision is qualifying third party indemnity provision if the following requirements are met.

        (3)   The provision must not provide any indemnity against—(a) any liability of the director to pay—(i) a fine imposed in criminal proceedings, or (ii) a sum payable to a regulatory authority by way of a penalty in respect of non-compliance with any requirement of a regulatory nature (however arising); or (b) any liability incurred by the director—(i) in defending criminal proceedings in which he is convicted, or (ii) in defending civil proceedings brought by the company, or an associated company, in which judgment is given against him, or (iii) in connection with an application for relief (see subsection (6)) in which the court refuses to grant him relief.

        (4)   The references in subsection (3)(b) to a conviction, judgment or refusal of relief are to the final decision in the proceedings.

        (5)   For this purpose—(a) a conviction, judgment or refusal of relief becomes final—(i) if not appealed against, at the end of the period for bringing an appeal, or (ii) if appealed against, at the time when the appeal (or any further appeal) is disposed of; and (b) an appeal is disposed of—(i) if it is determined and the period for bringing any further appeal has ended, or (ii) if it is abandoned or otherwise ceases to have effect.

        (6)   The reference in subsection (3)(b)(iii) to an application for relief is to an application for relief under—section 661(3) or (4) (power of court to grant relief in case of acquisition of shares by innocent nominee), or section 1157 (general power of court to grant relief in case of honest and reasonable conduct)."

Section 235 provides:

        "(1) Section 232(2) (voidness of provisions for indemnifying directors) does not apply to qualifying pension scheme indemnity provision.

        (2)   Pension scheme indemnity provision means provision indemnifying a director of a company that is a trustee of an occupational pension scheme against liability incurred in connection with the company's activities as trustee of the scheme. Such provision is qualifying pension scheme indemnity provision if the following requirements are met.

        (3)   The provision must not provide any indemnity against—(a) any liability of the director to pay—(i) a fine imposed in criminal proceedings, or (ii) a sum payable to a regulatory authority by way of a penalty in respect of non-compliance with any requirement of a regulatory nature (however arising); or (b) any liability incurred by the director in defending criminal proceedings in which he is convicted.

        (4)   The reference in subsection (3)(b) to a conviction is to the final decision in the proceedings.

        (5)   For this purpose—(a) a conviction becomes final—(i) if not appealed against, at the end of the period for bringing an appeal, or (ii) if appealed against, at the time when the appeal (or any further appeal) is disposed of; and (b) an appeal is disposed of—(i) if it is determined and the period for bringing any further appeal has ended, or (ii) if it is abandoned or otherwise ceases to have effect.

        (6)   In this section "occupational pension scheme" means an occupational pension scheme as defined in section 150(5) of the Finance Act 2004 (c. 12) that is established under a trust."

Section 236 provides:

        "(1) This section requires disclosure in the directors' report of—(a) qualifying third party indemnity provision, and (b) qualifying pension scheme indemnity provision. Such provision is referred to in this section as "qualifying indemnity provision."

        (2)   If when a directors' report is approved any qualifying indemnity provision (whether made by the company or otherwise) is in force for the benefit of one or more directors of the company, the report must state that such provision is in force.

        (3)   If at any time during the financial year to which a directors' report relates any such provision was in force for the benefit of one or more persons who were then directors of the company, the report must state that such provision was in force.

        (4)   If when a directors' report is approved qualifying indemnity provision made by the company is in force for the benefit of one or more directors of an associated company, the report must state that such provision is in force.

        (5)   If at any time during the financial year to which a directors' report relates any such provision was in force for the benefit of one or more persons who were then directors of an associated company, the report must state that such provision was in force."

Section 237 provides:

        (1)   This section has effect where qualifying indemnity provision is made for a director of a company, and applies—(a) to the company of which he is a director (whether the provision is made by that company or an associated company), and (b) where the provision is made by an associated company, to that company.

        (2)   That company or, as the case may be, each of them must keep available for inspection—(a) a copy of the qualifying indemnity provision, or (b) if the provision is not in writing, a written memorandum setting out its terms.

        (3)   The copy or memorandum must be kept available for inspection at—(a) the company's registered office, or (b) a place specified in regulations under section 1136.

        (4)   The copy or memorandum must be retained by the company for at least one year from the date of termination or expiry of the provision and must be kept available for inspection during that time.

        (5)   The company must give notice to the registrar—(a) of the place at which the copy or memorandum is kept available for inspection, and (b) of any change in that place, unless it has at all times been kept at the company's registered office.

        (6)   If default is made in complying with subsection (2), (3) or (4), or default is made for 14 days in complying with subsection (5), an offence is committed by every officer of the company who is in default.

        (7)   A person guilty of an offence under this section is liable on summary conviction to a fine not exceeding level 3 on the standard scale and, for continued contravention, a daily default fine not exceeding one-tenth of level 3 on the standard scale.

        (8)   The provisions of this section apply to a variation of a qualifying indemnity provision as they apply to the original provision.

        (9)   In this section "qualifying indemnity provision" means—(a) qualifying third party indemnity provision, and (b) qualifying pension scheme indemnity provision."

Section 238 provides:

        "(1) Every copy or memorandum required to be kept by a company under section 237 must be open to inspection by any member of the company without charge.

        (2)   Any member of the company is entitled, on request and on payment of such fee as may be prescribed, to be provided with a copy of any such copy or memorandum. The copy must be provided within seven days after the request is received by the company.

        (3)   If an inspection required under subsection (1) is refused, or default is made in complying with subsection (2), an offence is committed by every officer of the company who is in default.

        (4)   A person guilty of an offence under this section is liable on summary conviction to a fine not exceeding level 3 on the standard scale and, for continued contravention, a daily default fine not exceeding one-tenth of level 3 on the standard scale.

        (5)   In the case of any such refusal or default the court may by order compel an immediate inspection or, as the case may be, direct that the copy required be sent to the person requiring it."

Section 463 provides:

        "(1) The reports to which this section applies are—[(za) the strategic report], (a) the directors' report, (b) the directors' remuneration report,

        (2)   A director of a company is liable to compensate the company for any loss suffered by it as a result of—(a) any untrue or misleading statement in a report to which this section applies, or (b) the omission from a report to which this section applies of anything required to be included in it.

        (3)   He is so liable only if—(a) he knew the statement to be untrue or misleading or was reckless as to whether it was untrue or misleading, or (b) he knew the omission to be dishonest concealment of a material fact.

        (4)   No person shall be subject to any liability to a person other than the company resulting from reliance, by that person or another, on information in a report to which this section applies.

        (5)   The reference in subsection (4) to a person being subject to a liability includes a reference to another person being entitled as against him to be granted any civil remedy or to rescind or repudiate an agreement.

        (6)   This section does not affect—(a) liability for a civil penalty, or (b) liability for a criminal offence."

Section 1157 provides:

        "(1) If in proceedings for negligence, default, breach of duty or breach of trust against—(a) an officer of a company, or (b) a person employed by a company as auditor (whether he is or is not an officer of the company), it appears to the court hearing the case that the officer or person is or may be liable but that he acted honestly and reasonably, and that having regard to all the circumstances of the case (including those connected with his appointment) he ought fairly to be excused, the court may relieve him, either wholly or in part, from his liability on such terms as it thinks fit.

        (2)   If any such officer or person has reason to apprehend that a claim will or might be made against him in respect of negligence, default, breach of duty or breach of trust—(a) he may apply to the court for relief, and (b) the court has the same power to relieve him as it would have had if it had been a court before which proceedings against him for negligence, default, breach of duty or breach of trust had been brought.

        (3)   Where a case to which subsection (1) applies is being tried by a judge with a jury, the judge, after hearing the evidence, may, if he is satisfied that the defendant (in Scotland, the defender) ought in pursuance of that subsection to be relieved either in whole or in part from the liability sought to be enforced against him, withdraw the case from the jury and forthwith direct judgment to be entered for the defendant (in Scotland, grant decree of absolvitor) on such terms as to costs (in Scotland, expenses) or otherwise as the judge may think proper."

Item 9.    Exhibits

Number	Description
1	Form of Underwriting Agreement.
4.1	Senior Debt Indenture, dated as of September 29, 2016, between Santander UK plc, as issuer, and Law Debenture Trust Company of New York, as trustee.
4.2	Form of senior fixed rate debt securities.
4.3	Form of senior floating rate debt securities.
5.1	Opinion of Cleary Gottlieb Steen & Hamilton LLP, U.S. counsel to the Registrant.
5.2	Opinion of Slaughter and May, English solicitors to the Registrant.
12.1
Computation of Santander UK plc Ratios of Earnings to Fixed Charges (incorporated by reference to Exhibit 7.1 of Santander UK plc's report on Form 6-K furnished to the Securities and Exchange Commission on August 18, 2016 (SEC File No. 001-14928)).
23.1	Consent of Deloitte LLP.
23.2	Consent of Cleary Gottlieb Steen & Hamilton LLP (included in 5.1 above).
23.3	Consent of Slaughter and May (included in 5.2 above).
24	Powers of attorney (included on the signature pages of this registration statement).
25	Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of Law Debenture Trust Company of New York as Trustee on Form T-1.

Item 10.    Undertakings

        (a)   The undersigned Registrant hereby undertakes:

          (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i)  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

            (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in this registration statement.

    provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by Santander UK plc pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

          (2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4)   To file a post-effective amendment to this registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act of 1933 need not be furnished, provided, that the Registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to this registration statement, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Item 8.A. of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrants pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

          (5)   That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

              (i)  Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this registration statement as of the date the filed prospectus was deemed part of and included in this registration statement; and

             (ii)  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in this registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of this registration statement relating to the securities in this registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into this registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in this registration statement or prospectus that was part of this registration statement or made in any such document immediately prior to such effective date.

          (6)   That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

              (i)  Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

             (ii)  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

            (iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of an undersigned Registrant; and

            (iv)  Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

        (b)   The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual reports pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

        (d)   The Registrant hereby undertakes that:

              (i)  For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

             (ii)  For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in London, England, on September 29, 2016.

SANTANDER UK PLC
By:	/s/ NATHAN BOSTOCK
	Name:	Nathan Bostock
	Title:	Director, Chief Executive Officer

POWER OF ATTORNEY

        Know all persons by these presents that each of the undersigned constitutes and appoints each other director listed below, jointly and severally, his or her true and lawful attorneys-in-fact and agents with full and several power of substitution, for and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, and supplements to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they or he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on September 29, 2016.

By:	/s/ NATHAN BOSTOCK
	Name:	Nathan Bostock
	Title:	Director, Chief Executive Officer
By:	/s/ ANTONIO ROMAN
	Name:	Antonio Roman
	Title:	Chief Financial Officer
By:
	Name:	Shriti Vadera
	Title:	Director, Chairman
By:	/s/ MONICA CUEVA
	Name:	Monica Cueva
	Title:	Financial Controller

By:	/s/ SCOTT WHEWAY
	Name:	Scott Wheway
	Title:	Director
By:
	Name:	Ed Giera
	Title:	Director
By:	/s/ CHRIS JONES
	Name:	Chris Jones
	Title:	Director
By:	/s/ ALAIN DROMER
	Name:	Alain Dromer
	Title:	Director
By:	/s/ ANNEMARIE DURBIN
	Name:	Annemarie Durbin
	Title:	Director
By:	/s/ GENEVIEVE SHORE
	Name:	Genevieve Shore
	Title:	Director
By:	/s/ ANA BOTIN
	Name:	Ana Botin
	Title:	Director
By:	/s/ BRUCE CARNEGIE-BROWN
	Name:	Bruce Carnegie-Brown
	Title:	Director
By:
	Name:	Peter Jackson
	Title:	Director
By:	/s/ JUAN RODRIGUEZ INCIARTE
	Name:	Juan Rodriguez Inciarte
	Title:	Director, Deputy Chair
By:
	Name:	Manuel Soto
	Title:	Director

        Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the undersigned has signed the registration statement in the capacity of the duly authorized representative of Santander UK plc in the United States.

By:	/s/ DONALD PUGLISI
	Name:	Donald Puglisi

 EXHIBIT INDEX

Number	Description
1	Form of Underwriting Agreement.
4.1	Senior Debt Indenture, dated as of September 29, 2016, between Santander UK plc, as issuer, and Law Debenture Trust Company of New York, as trustee.
4.2	Form of senior fixed rate debt securities.
4.3	Form of senior floating rate debt securities.
5.1	Opinion of Cleary Gottlieb Steen & Hamilton LLP, U.S. counsel to the Registrant.
5.2	Opinion of Slaughter and May, English solicitors to the Registrant.
12.1
Computation of Santander UK plc Ratios of Earnings to Fixed Charges (incorporated by reference to Exhibit 7.1 of Santander UK plc's report on Form 6-K furnished to the Securities and Exchange Commission on August 18, 2016 (SEC File No. 001-14928)).
23.1	Consent of Deloitte LLP.
23.2	Consent of Cleary Gottlieb Steen & Hamilton LLP (included in 5.1 above).
23.3	Consent of Slaughter and May (included in 5.2 above).
24	Powers of attorney (included on the signature pages of this registration statement).
25	Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of Law Debenture Trust Company of New York as Trustee on Form T-1.